UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
____________________

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
MEDPACE HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Medpace Holdings, Inc.
Notice of Annual Meeting
of Stockholders
and Proxy Statement

DATE & TIME:
Friday, May 17, 2024
9:00 a.m. Eastern Time
LOCATION:
www.virtualshareholdermeeting.com/MEDP2024

MEDPACE HOLDINGS, INC.
5375 MEDPACE WAY
CINCINNATI, OHIO 45227

April 3, 2024
To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Medpace Holdings, Inc. at 9:00 a.m. Eastern Time, on Friday, May 17, 2024. We are conducting this year’s Annual Meeting as a virtual meeting of stockholders. We believe that hosting a virtual meeting provides expanded access and improved communication between our stockholders and the Company. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MEDP2024. You will not be able to attend the Annual Meeting in person.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. If you would like to virtually attend the Annual Meeting, please review the section called “Who Can Attend the 2024 Annual Meeting of Stockholders?” on page 5 of the proxy statement for more information about how to virtually attend the meeting.
Whether or not you virtually attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card.
Thank you for your support.
Sincerely,

August J. Troendle
Chief Executive Officer and Chairman of the Board

Table of Contents—(Continued)

Notice of Annual Meeting of Stockholders
To Be Held Friday, May 17, 2024

MEDPACE HOLDINGS, INC.
www.virtualshareholdermeeting.com/MEDP2024

The Annual Meeting of Stockholders (the “Annual Meeting”) of Medpace Holdings, Inc., a Delaware corporation (the “Company” or “Medpace”), will be held at 9:00 a.m. Eastern Time, on Friday, May 17, 2024. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/MEDP2024 by using the control number distributed with these proxy materials, for the purposes described below. There is no physical location for the Annual Meeting.

1.To elect Fred B. Davenport, Jr. and Cornelius P. McCarthy III as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay”);
4.To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to begin phasing out the Company's classified Board of Directors so that directors up for election at and after the 2025 Annual Meeting of Stockholders will be elected annually; and
5.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting by or at the direction of the Board of Directors of the Company.

Holders of record of our Common Stock as of the close of business on March 21, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed postage-paid return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Stephen P. Ewald
General Counsel and Corporate Secretary
Cincinnati, Ohio
April 3, 2024

Proxy Statement
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Medpace Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Friday, May 17, 2024 (the “Annual Meeting”). Holders of record of shares of Common Stock, $0.01 par value (“Common Stock”), as of the close of business on March 21, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 30,983,185 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

Date & Time: Friday, May 17, 2024 9:00 a.m. Eastern Time	Held virtually at: www.virtualshareholdermeeting.com/MEDP2024	Record Date: March 21, 2024
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about April 3, 2024 to our stockholders on the Record Date.
In this proxy statement, “Medpace”, “Company”, “we”, “us”, and “our” refer to Medpace Holdings, Inc. and where applicable, our subsidiaries and predecessor entities.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FRIDAY, MAY 17, 2024
This Proxy Statement and our 2023 Annual Report to Stockholders are available at www.proxyvote.com
Stockholders may obtain directions for accessing the meeting online by calling 1-513-579-9911 or visiting our website at www.medpace.com.

PROPOSALS
At the Annual Meeting, our stockholders will be asked:

1.To elect Fred B. Davenport, Jr. and Cornelius P. McCarthy III as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”);

4.To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to begin phasing out the Company's classified Board of Directors so that directors up for election at and after the 2025 Annual Meeting of Stockholders will be elected annually; and

5.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting by or at the direction of the Board of Directors of the Company.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations which are as follows:

Proposals	Board’s Recommendation

1.To elect Fred B. Davenport, Jr. and Cornelius P. McCarthy III as Class II Directors to serve until the 2027 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified

FOR

2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR

3.To conduct an advisory vote to approve compensation for our named executive officers (“Say-on-Pay Vote”)	FOR

4.To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to begin phasing out the Company's classified Board of Directors so that directors up for election at and after the 2025 Annual Meeting of Stockholders will be elected annually
FOR

If any other matter properly comes before the stockholders for a vote at the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement. You are viewing or have received these proxy materials because Medpace’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Medpace is making this proxy statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about April 3, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2024 Annual Meeting of Stockholders
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 21, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 30,983,185 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. That is, shares are registered in your name with our transfer agent. Shares held in “street name” means shares that are held by a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares virtually at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date will constitute a quorum.
Who can attend the 2024 Annual Meeting of Stockholders?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the meeting live via the Internet at www.virtualshareholdermeeting.com/MEDP2024. The webcast will start at 9:00 a.m. Eastern Time. You will need the sixteen digit control number that is included in your Notice or your proxy card (if you received a printed copy of the proxy materials) to vote and submit questions while attending the meeting online. You may attend the Annual Meeting only if you are a Medpace stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting.
Why will I be able to attend the meeting virtually and not in person?
We are hosting a virtual meeting of stockholders because the virtual meeting format provides expanded access and improved communication between our stockholders and the Company. We see the virtual format as a way to drive more stockholders to attend and participate in the Annual Meeting because the virtual format allows stockholders, wherever they may be located, to attend the Annual Meeting. Mindful that our stockholders reside in locations throughout the United States and

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
the world, we want to provide an opportunity to our stockholders to attend the Annual Meeting without incurring the expense or devoting the time to travel to a physical location. In other words, we believe that the virtual format not only enhances the access stockholders have in attending the Annual Meeting, but it also saves our stockholders the money and time travel can require.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the stockholders, by a majority in voting power thereof, present virtually or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.
How do I vote?
We recommend that stockholders vote by proxy even if they plan to virtually attend the Annual Meeting and vote virtually. If you are a stockholder of record, there are three ways to vote by proxy:

By Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card.
By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card.
By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 16, 2024.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares virtually at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Can I change my vote after I submit my proxy?
Yes.
If you are a record stockholder (i.e., your shares are registered in your name with our transfer agent), you may revoke your proxy and change your vote:
•by delivering to our Corporate Secretary a duly executed new proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by delivering a revocation of the proxy to our Corporate Secretary prior to or when the vote is taken; or
•by voting virtually at the Annual Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote virtually at the Annual Meeting.
If your shares are held in street name (i.e., through a broker or bank), you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter.	Abstentions will have the same effect as votes against. Broker non-votes will have no effect.

Proposal 4: Approval of amendment to Certificate of Incorporation to declassify Board	The affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote on the matter.	Abstentions and broker non-votes will have the same effect as votes against.

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of a director, or an “abstention,” in the case of the proposals regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”), and the approval of the amendment to the Certificate of Incorporation to declassify the Board, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of a director. Abstentions have the same effect as votes against the ratification of the appointment of Deloitte & Touche LLP, the Say on Pay Vote and the approval of the amendment to the Certificate of Incorporation to declassify the Board.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of a director or the Say-on-Pay Vote. Broker non-votes count for purposes of determining whether a quorum is present. Broker non-votes will have no effect on the election of a director, the ratification of the appointment of Deloitte & Touche LLP, or the Say on Pay Vote, but will have the same effect as votes against the approval of the amendment to the Certificate of Incorporation to declassify the Board.
Where can I find the voting results of the 2024 Annual Meeting of Stockholders?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
PROPOSAL 1
Election of Directors

At the Annual Meeting, two (2) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
We currently have seven (7) directors on our Board, including two (2) Class II Directors. Our current Class II Directors are Fred B. Davenport, Jr., who has served on our Board since August 13, 2018, and Cornelius P. McCarthy III, who has served on our Board since August 13, 2018. The Board has nominated Fred B. Davenport, Jr. and Cornelius P. McCarthy III for election as Class II Directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term expires at the 2026 Annual Meeting of Stockholders; Class II, whose current term expires at the 2024 Annual Meeting of Stockholders and whose new term will expire at the 2027 Annual Meeting of Stockholders; and Class III, whose current term expires at the 2025 Annual Meeting of Stockholders. The current Class I Directors are Brian T. Carley, Femida H. Gwadry-Sridhar, and Robert O. Kraft and the current Class III Directors are August J. Troendle and Ashley M. Keating. If the Certificate Amendment is adopted and becomes effective, our classified Board structure will be phased out beginning at the 2025 annual meeting of stockholders, such that from and after the 2027 annual meeting of stockholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal. Please refer to Proposal 4 beginning on page 50 for a further description of the proposed amendment to our Amended and Restated Certificate of Incorporation.
There are no family relationships among any of our executive officers or directors. Our Chief Executive Officer and founder, August J. Troendle and our Executive Vice President of Operations, Susan E. Burwig, each of whom is a named executive officer, cohabitate. For information regarding each of their compensation arrangements, see “Executive Compensation.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

PROPOSAL 1 – ELECTION OF DIRECTORS
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote FOR the election of the following Class II Director nominees.
NOMINEES FOR CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
Fred B. Davenport, Jr.	72	2018	Lead Director
Cornelius P. McCarthy III	64	2018	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director Nominee for election at the 2024 Annual Meeting are as follows:

Fred B. Davenport, Jr.

Age: 72 Director Since: August 13, 2018
Mr. Davenport is a partner at the law firm of Murchison, Taylor & Gibson, PLLC and focuses his practice on mergers and acquisitions, general corporate representation and estate planning. He previously served as President of Pharmaceutical Product Development, Inc. (“PPD”) from 2002 to 2006. From 2001 to 2002, Mr. Davenport was Executive Vice President of PPD and from 1996 to 2001 he was General Counsel of PPD. Prior to joining PPD, Mr. Davenport practiced at Murchison, Taylor & Gibson, PLLC as an associate from 1977 to 1980 and as a partner from 1981 to 1996, which included acting as the managing partner from 1991 to 1995. Mr. Davenport has also served on the faculty of the Cameron School of Business as a tenured professor. From 2015 to March 2016, Mr. Davenport was a Director of Clinipace Worldwide and from 2009 to 2011 he was a Director of Medex Global Group, Inc. Additionally, Mr. Davenport was a Director of predecessor entities of the Company from 2007 to 2013. Mr. Davenport has also served on numerous community and non-profit boards.
Mr. Davenport received his Bachelor’s Degree, MBA and JD from the University of North Carolina at Chapel Hill. Mr. Davenport was chosen as a director because of his significant experience in the CRO industry, his experience as an executive and his experience serving on boards.

PROPOSAL 1 – ELECTION OF DIRECTORS

Cornelius P. McCarthy III

Age: 64 Director Since: August 13, 2018
Mr. McCarthy has served as the Managing Director and CEO of Fairmount Partners since 2003 and focuses primarily on healthcare and pharmaceutical outsourced services. Prior to founding Fairmount Partners, Mr. McCarthy was Vice President, Managing Director and Head of US Investment Banking at PMG/Investec from 1997 to 2003. Prior to 1997, Mr. McCarthy held a number of legal and investment banking roles. Mr. McCarthy is currently a Director of Atlantic Research Services, LLC and NMS Laboratories, Inc. Additionally, Mr. McCarthy was a Director of Cambridge Biomedical, Inc. from December 2016 until its sale in November 2019, and from 2006 to 2013 he was a Director of predecessor entities of the Company.
Mr. McCarthy received his undergraduate degree from the University of Virginia where he was an Echols Scholar and his JD from Villanova Law School. Mr. McCarthy was chosen as a director because of his significant investment and financial experience, his experience in the CRO industry and his experience serving on boards.

PROPOSAL 1 – ELECTION OF DIRECTORS
CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
August J. Troendle	67	1992	Chief Executive Officer and Chairman of the Board
Ashley M. Keating	42	2019	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

August J. Troendle

Age: 67 Director Since: Founding in July 1992
August J. Troendle, M.D. has been the Chief Executive Officer and Chairman of the Board of Directors of Medpace since he founded the Company in July 1992, and also was the President through July 31, 2021. Before founding Medpace, Mr. Troendle served as a manager from 1987 to 1992 at Sandoz (Novartis), where he was responsible for the clinical development of lipid altering agents. From 1986 to 1987, Mr. Troendle worked as a Medical Review Officer in the Division of Metabolic and Endocrine Drug Products at the FDA. Mr. Troendle also has extensive experience serving as a director for a diverse group of public and private companies, including as a director of Coherus BioSciences, Inc. from 2012 to February 2018, as a director of Xenon Pharmaceuticals Inc. from 2007 to 2008, as a director of LIB Therapeutics, LLC since 2015, as a director of CinCor Pharma, Inc. from March 2018 to November 2021, and as a director of CinRx Pharma, LLC since 2015.
Mr. Troendle received his Medical Degree from the University of Maryland, School of Medicine and his Master of Business Administration from Boston University. We believe Mr. Troendle brings to our Board valuable perspective and experience as our Chief Executive Officer, and as a former member of a large pharmaceutical company and the FDA, as well as extensive knowledge of the CRO and biopharmaceutical industries, and his experience serving on public and private boards, all of which qualify him to serve as the Chairman of our Board.

Ashley M. Keating

Age: 42 Director Since: May 17, 2019
Ms. Keating is currently a Partner at CincyTech, one of the most active seed to early stage investors in the Midwest focused on providing startup capital and guidance to digital and healthcare companies primarily in the region. Ms. Keating was the Chief Financial Officer of CincyTech from 2016 through October 2022 and led the build out of the company's infrastructure and oversaw all stakeholder reporting. From 2005 to April 2016, Ms. Keating worked at PricewaterhouseCoopers (PwC) where she focused on finance, operations, business leadership and mergers and acquisitions. She began her career in audit services at PwC’s Cincinnati office and later transferred to PwC’s transaction services practice in the New York and London offices.
Ms. Keating is a Certified Public Accountant. She received her Bachelor of Business Administration in Accounting and Finance from Ohio University. While at Ohio University Ms. Keating played on the women’s golf team and was named a Division I All-American Scholar. Ms. Keating was chosen as a director because of her experience with biotech funding and her financial and accounting experience.

PROPOSAL 1 – ELECTION OF DIRECTORS
CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Medpace
Brian T. Carley	70	2016	Director
Femida H. Gwadry-Sridhar	62	2023	Director
Robert O. Kraft	53	2016	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Brian T. Carley

Age: 70 Director Since: July 1, 2016
Mr. Carley is currently a full-time consultant to Clubessential Holdings, LLC, a privately held Software as a Service (SaaS) holding company providing member management and payments software. From 2016 to 2023, Mr. Carley was the Senior Vice President and Chief Financial Officer of Clubessential Holdings, LLC. He previously served as President and Chief Executive Officer of the Cincinnati USA Regional Chamber from 2014 to 2015. From 2002 to 2014, Mr. Carley worked at Deloitte & Touche LLP, where he served as regional and office audit division head and audit partner. Before joining Deloitte & Touche LLP, Mr. Carley was employed by Arthur Andersen LLP from 1976 to 2002. There, he served as office managing partner and audit partner. Mr. Carley also has extensive experience serving as a director for a diverse group of companies, including as a director of Assurex Health, Inc. from 2015 until its sale in August 2016, and as a director and officer of numerous civic and charitable organizations. Mr. Carley currently sits on the board of directors of the following private companies or civic and charitable organizations: some of the Clubessential Holdings, LLC operating companies, TriHealth, Inc. and Cincinnati Works.
Mr. Carley received his Bachelor of Science in Accountancy from the University of Illinois, and he is a retired Certified Public Accountant. Mr. Carley was chosen as a director because of his significant financial, accounting and directorship experience from his background as an audit partner at Deloitte & Touche LLP and Arthur Andersen LLP and his experience serving on boards.

PROPOSAL 1 – ELECTION OF DIRECTORS

Femida H. Gwadry-Sridhar

Age: 62 Director Since: January 16, 2023	Dr. Gwadry-Sridhar is the Founder and Chief Executive Officer of Pulse Infoframe Inc., a privately held real-world evidence generation platform company providing solutions for disease registries, natural history studies and other observational and regulatory grade studies since 2011. During her career she has held academic appointments at Western University and as a visiting Professor at the University of Southern California. Dr. Gwadry-Sridhar is considered a thought leader in real-world evidence with over 220 publications in top tier journals, recognition as a career scientist and lifetime fellow of the Canadian Institute of Health Research (CIHR), and as a founding member of the medical adherence group at the Society for Pharmacoeconomics and Outcomes Research (ISPOR). She has been recognized as and supports female entrepreneurs in digital health and has served on numerous community and non-profit boards. She is also a Director of Pulse Infoframe Inc. and Pulse Infoframe US, LLC. Dr. Gwadry-Sridhar received a B.S. Biology from Western University, a B.Sc.Phm. from University of Toronto, a M.Sc. (epi) from Western University and Ph.D. in health research methodology from McMaster University. Dr. Gwadry-Sridhar was chosen as a director because of her significant experience in research, clinical trials, observational designs and real-world data as well as her experience as an executive in the biosciences industry.

Robert O. Kraft

Age: 53 Director Since: July 1, 2016
Mr. Kraft has served as the Chief Financial Officer and Treasurer of The Hillman Companies, Inc. and The Hillman Group since November 2017. Mr. Kraft served as the Executive Vice President of CVS Health Corporation and the President of Omnicare, Inc., CVS’s long-term care business, from August 2015 to September 2017. From September 2012 to August 2015, Mr. Kraft served as Senior Vice President and Chief Financial Officer of Omnicare, Inc., and from November 2010 to September 2012, he served as Senior Vice President, Finance of Omnicare, Inc. Before joining Omnicare, Inc., Mr. Kraft was an audit partner at PricewaterhouseCoopers LLP, where he worked for 18 years.
Mr. Kraft received his Bachelor’s Degree in Accounting from the University of Dayton. Mr. Kraft was chosen as a director because of his significant financial and accounting experience from his background as an audit partner at PricewaterhouseCoopers LLP and his experience as an executive of a public company.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2002. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to virtually attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the shares present and entitled to vote on the matter. Abstentions have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Medpace Holdings, Inc.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Brian T. Carley (Chair)
Fred B. Davenport, Jr.
Robert O. Kraft

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of Deloitte & Touche LLP and its subsidiaries and affiliates, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2023	2022

Audit Fees	$1,226,500	$1,082,000
Tax Fees	53,000	41,000
All Other Fees	2,000	2,000
Total Fees	$1,281,500	$1,125,000
“Audit Fees” consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, statutory audits of foreign subsidiaries, a consent, and consultation on accounting matters.
“Tax Fees” consist of professional services for tax consulting and tax compliance performed by Deloitte & Touche LLP and its subsidiaries and affiliates.
“All Other Fees” are comprised of fees for miscellaneous professional services.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP and its subsidiaries and affiliates to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP and its subsidiaries and affiliates has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP and its subsidiaries and affiliates without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Named Executive Officers
The following table identifies our current named executive officers:

Name	Biographical Information

August J. Troendle, 67 Chief Executive Officer and Chairman of the Board	See biography on page 13 of this proxy statement.

Kevin M. Brady, 49 Chief Financial Officer and Treasurer
Kevin M. Brady joined Medpace in November 2018 as Executive Director, Finance, a position he held through July 31, 2021. Mr. Brady has served as Treasurer of the Company since February 2019. Mr. Brady was appointed Chief Financial Officer on August 1, 2021. Prior to joining Medpace, Mr. Brady served as Vice President & Corporate Controller of Assurex Health from May 2015 through August 2016 and then, following the acquisition of Assurex Health by Myriad Genetics, Inc., as Vice-President of Finance for Myriad Genetics, Inc. from August 2016 until 2018. Mr. Brady served as Corporate Controller of Champion Window Manufacturing from 2014 to 2015. From 2003 to 2014, Mr. Brady held various positions at The Procter & Gamble Company. Mr. Brady started his career in the audit practice at Ernst & Young LLP. Mr. Brady received his Bachelor of Business Administration degree from the University of Cincinnati and is a Certified Public Accountant.

Jesse J. Geiger, 49 President
Jesse J. Geiger joined Medpace in October 2007 as Corporate Controller, and he was appointed Chief Financial Officer in March 2011. Mr. Geiger became Chief Operating Officer, Laboratory Operations in November 2014. Mr. Geiger was appointed to the position of President on August 1, 2021. Prior to joining Medpace, Mr. Geiger worked for SENCORP from 2004 to 2007 as the Corporate Controller and Manager of Financial Planning and Analysis. Prior to SENCORP, Mr. Geiger served as the Director of Capital Markets for Cincinnati Bell from 2002 to 2004. Mr. Geiger started his career in the audit practice at Arthur Andersen LLP. Mr. Geiger has served as a director for several private companies, including as a director of LIB Therapeutics, LLC since 2015 and as a director of CinRx Pharma, LLC since 2015. Mr. Geiger received his Bachelor of Business Administration in Accounting from the University of Cincinnati and is a Certified Public Accountant (inactive).

Susan E. Burwig, 61 Executive Vice President, Operations
Susan E. Burwig joined Medpace in August 1993 and has served in various key leadership roles. From February 2003 to May 2015, Ms. Burwig served as Senior Vice President, Clinical Operations, overseeing clinical trial management, clinical monitoring, start-up, including feasibility, and new business proposals. In June 2015, Ms. Burwig was appointed Senior Vice President, Operations, and in January 2017 she was named as Executive Vice President, Operations. Prior to joining Medpace, Ms. Burwig held several clinical roles, including leading heart failure clinical research studies at the University of Cincinnati. Ms. Burwig received her Bachelor of Science in Nursing as well as an MA in Sports Administration from Kent State University.

NAMED EXECUTIVE OFFICERS

Stephen P. Ewald, 54 General Counsel and Corporate Secretary
Stephen P. Ewald joined Medpace as General Counsel and Corporate Secretary in June 2012. Mr. Ewald has also led the Human Resources department and other administrative functions since the third quarter of 2017. Prior to joining Medpace, Mr. Ewald served as the Managing Director and Chief Legal Officer of Brevet Capital Management from May 2011 to June 2012. From May 2009 to May 2011, he was a Managing Director and Assistant General Counsel for Cantor Fitzgerald Securities/Cantor Fitzgerald & Co. Mr. Ewald was employed with Bank of America from 1999 to 2009, serving in various roles within the legal department and the Global Markets Group, including Managing Director and Chief Operating Officer of the Principal Capital Group, a proprietary investing group within Bank of America Securities. Mr. Ewald has served as director for several private companies, including as a director, chairman of the board and immediate past chairman of the board of Mercy Health Foundation Cincinnati since 2015, 2018 and 2023, respectively, as a director of LIB Therapeutics, LLC since 2015 and as a director of CinRx Pharma, LLC since 2015. Since 2024, Mr. Ewald has been a director of the Cincinnati USA Regional Chamber. Mr. Ewald received his Bachelor of Science in Political Sciences from the University of Cincinnati and his Juris Doctorate from the University of Cincinnati College of Law.

Corporate Governance
GENERAL
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, or by writing to our Corporate Secretary at our offices at 5375 Medpace Way, Cincinnati, Ohio 45227.
BOARD COMPOSITION
Our Board currently consists of seven members: Brian T. Carley, Fred B. Davenport, Jr., Femida H. Gwadry-Sridhar, Ashley M. Keating, Robert O. Kraft, Cornelius P. McCarthy III and August J. Troendle. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose. However, Proposal 4, if approved by stockholders, would amend provisions in our Amended and Restated Certificate of Incorporation relating to Board classification and director removal.
BOARD DIVERSITY MATRIX (as of April 3, 2024)
The following matrix is provided as required by the board diversity rules of the NASDAQ Global Select Market (“NASDAQ”).

Board Size: Total Number of Directors*: 7
	Female	Male	Non-Binary	Gender not disclosed
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

*Total includes both management and non-management directors.

CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
All of our directors, other than August J. Troendle, qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Mr. Troendle is not independent because he is the Chief Executive Officer of Medpace.
DIRECTOR CANDIDATES
In July 2021, the Board established a Nominating and Governance Committee and adopted a committee charter. For more information, see “Committees of the Board”, “Nominating and Governance Committee”.
With respect to facilitating the search process for director candidates, the Nominating and Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Governance Committee of candidates for election as a director.
In evaluating the suitability of individual candidates, the Nominating and Governance committee may consider many factors, including: (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background, diversity, and whether the candidate has the time required to fully participate as a director of the Company. The Nominating and Governance Committee will include gender, racial and ethnic diversity as part of its search criteria, consistent with the requirement for relevant and diverse experience, skills and industry familiarity. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information, a questionnaire and other materials required by Article I, Sections 1.14 and 1.15 of our Amended and Restated Bylaws, to the Board of Directors, c/o Corporate Secretary, Medpace Holdings, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227. Article I, Sections 1.14 and 1.15 of our Bylaws outlines the specific requirements for stockholders who wish to nominate individuals for election as directors. The nomination notice required by the Bylaws must be delivered not later than the 90th day, nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to the other conditions in the Bylaws. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Board will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

CORPORATE GOVERNANCE
COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: Board of Directors, c/o Corporate Secretary, Medpace Holdings, Inc., 5375 Medpace Way, Cincinnati, Ohio 45227.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. August J. Troendle, our Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Troendle and allows for a single, clear focus for management to execute the Company’s strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, the healthcare industry and public company management and, with the exception of Mr. Troendle, is comprised of directors who meet the independence standards of NASDAQ. For these reasons and because of the strong leadership of Mr. Troendle as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Our Corporate Governance Guidelines provide that, if the Company does not qualify as a “controlled company” within the meaning of the NASDAQ rules, whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and contributing to meeting agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. In October 2018, the independent directors elected Fred B. Davenport, Jr. as lead director.
Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Examples of these risks include, but are not limited to, legal risks, economic risks, business operations risks, regulatory compliance risks, cybersecurity risks and reputational risks. With respect to the Board's oversight of cybersecurity risks, the Board receives, at least twice per year, from management and the Company's information systems officers fulsome reports on the Company's information systems, the cybersecurity landscape and cyber actors and threats.

CORPORATE GOVERNANCE
Throughout the year, senior management reviews these and other risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
PERIODIC BOARD EVALUATION
Our Corporate Governance Guidelines require the Board to oversee a periodic assessment of the Board and its committees and this assessment was conducted in the third quarter of 2021 and is expected to be conducted in 2024. The Board of Directors and committees conduct self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Nominating and Governance Committee receives input on the Board’s performance from directors and, through its Chair, discusses the input with the full Board and oversees the full Board’s review of its performance. The self-assessments focus on the Board’s and committees’ contribution to the Company and on areas in which the Board or management believes that the Board or any of its committees could improve. The Board and the Nominating and Governance Committee use the self-evaluations in making determinations regarding which directors will be nominated for election at the Annual Meeting. The Board and committee evaluation process also informs Board and committee composition, which includes evolution of the director skills and experience qualifications criteria to meet the current and anticipated needs of the business.
CODE OF ETHICS
We have a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of NASDAQ concerning any amendments to, or waivers from, any provision of the Code.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were four (4) meetings of the Board during the fiscal year ended December 31, 2023. During the fiscal year ended December 31, 2023, all members of the Board of Directors attended all meetings of the Board and all non-employee directors attended all executive sessions of meetings of the Board without the presence of management. All directors attended all meetings of the committees on which the director served. All of the directors attended the 2023 Annual Meeting.
Under our Corporate Governance Guidelines, which are available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the Independent Directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting.

Committees of the Board
Our Board has established three standing committees, Audit, Compensation, and Nominating and Governance, each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the NASDAQ rules.
The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance
Brian T. Carley	Chair		■
Fred B. Davenport, Jr.	■	Chair	■
Femida H. Gwadry-Sridhar			■
Ashley M. Keating			■
Robert O. Kraft	■	■	■
Cornelius P. McCarthy III		■	■
August J. Troendle
AUDIT COMMITTEE
The purpose of our Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In fulfilling its purpose, our Audit Committee has the following duties:
•appointing, retaining, overseeing, approving the compensation of, and assessing the independence of our independent registered public accounting firm and any other registered public accounting firm that may be engaged for audit, attestation and related services;
•evaluating the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner on the audit, taking into account the opinions of management and the Company’s internal auditor;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•reviewing and discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy and effectiveness of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;
•reviewing with the independent registered public accounting firm and management any new accounting standards or pronouncements that will be implemented;
•discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•discussing with the independent registered public accounting firm audit problems or difficulties;
•discussing our risk assessment and management policies;
•reviewing and approving related person transactions;

COMMITTEES OF THE BOARD
•reviewing and pre-approving audit and non-audit services proposed to be performed by the independent registered public accounting firm, as further described on page 18 of this proxy statement; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.
The Audit Committee charter is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com. As of December 31, 2023, the members of the Audit Committee are Mr. Carley, Mr. Davenport and Mr. Kraft, all of whom meet the independence requirements under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules of NASDAQ, including those related to Audit Committee membership. Mr. Carley serves as the Chairperson of the Audit Committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NASDAQ. Our Board has determined that Mr. Carley is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee met four (4) times in 2023 and each member of the Audit Committee attended 100% of the meetings.
COMPENSATION COMMITTEE
The purpose of our Compensation Committee is to assist the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•reviewing and setting or making recommendations to the Board regarding the compensation of the CEO;
•reviewing and approving or making recommendations of the Board regarding our cash and equity incentive plans and arrangements;
•reviewing and making recommendations to our Board with respect to director compensation; and
•reviewing and discussing with management our “Compensation Discussion and Analysis,” and the compensation of our named executive officers.
Pursuant to the Compensation Committee’s charter, which is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s bylaws and applicable rules of NASDAQ.
As of December 31, 2023, the members of our Compensation Committee are Mr. Davenport, Mr. Kraft and Mr. McCarthy. All members of the Compensation Committee meet the heightened standard for independence specific to members of a compensation committee under NASDAQ rules. Mr. Davenport serves as the Chairperson of the Compensation Committee.
The Compensation Committee met four (4) times during 2023 and each member of the Compensation Committee attended 100% of the meetings.

COMMITTEES OF THE BOARD
NOMINATING AND GOVERNANCE COMMITTEE
The purpose of our Nominating and Governance Committee is to (1) assist the Board in identifying individuals qualified to become Board members, consistent with the qualification standards and additional selection criteria set forth in the Company’s Corporate Governance Guidelines; (2) recommend to the Board the director nominees for the next annual meeting of stockholders and the individuals to fill vacancies occurring between annual meetings of stockholders; (3) recommend to the Board matters of corporate governance, including periodic review of the Company’s Corporate Governance Guidelines; and (4) recommend to the Board director nominees for each committee.
Pursuant to the Nominating and Governance Committee’s charter, which is available in the “Corporate Governance” section of the “Investors” page of our website located at www.medpace.com, the Nominating and Governance Committee has the authority to retain or obtain advice from consultants, legal counsel and other advisors (independent or otherwise) that the committee believes to be necessary or appropriate. The Nominating and Governance Committee may delegate its responsibilities under its charter to a subcommittee. In addition to the foregoing and other duties and responsibilities expressly delegated to the Nominating and Governance Committee in the charter, the Nominating and Governance Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Nominating and Governance Committee, the Company’s bylaws and applicable NASDAQ rules.
As of December 31, 2023, the members of our Nominating and Governance Committee were Mr. Carley, Mr. Davenport, Dr. Gwadry-Sridhar, Ms. Keating, Mr. Kraft and Mr. McCarthy. All members of the Nominating and Governance Committee meet the standard for independence specific to members of a nominating and governance committee under NASDAQ rules.
The Nominating and Governance Committee met four (4) times during 2023. Each member of the Nominating and Governance Committee attended 100% of the meetings.

EXECUTIVE COMPENSATION
Information about Our Named Executive Officers
The following individuals represent our Named Executive Officers (“NEOs”), comprised of our Principal Executive Officer, Principal Financial Officer, and our three other executive officers.

Executive	Title
August J. Troendle	Chief Executive Officer and Chairman of the Board
Kevin M. Brady	Chief Financial Officer and Treasurer
Jesse J. Geiger	President
Susan E. Burwig	Executive Vice President, Operations
Stephen P. Ewald	General Counsel and Corporate Secretary
Compensation Discussion & Analysis
Purpose
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with an understanding of our approach to executive compensation and to detail our decision-making processes for compensation to our NEOs for fiscal year 2023.
Executive Summary
We are one of the world’s leading clinical contract research organizations, or CROs, by revenue, solely focused on providing scientifically-driven outsourced clinical development services to the biotechnology, pharmaceutical and medical device industries. The industry in which we operate in is highly competitive from a business and human resource perspective. Accordingly, our Compensation Committee believes that executive compensation should be tied strongly to Company and individual performance.
The Company has had exceptional total stockholder return (“TSR”) performance since August 2016, which is when our common stock first began trading on the NASDAQ Global Select Market. The Company completed its initial public offering of its common stock at a price of $23.00, and our common stock started trading on August 11, 2016 at $28.15 per share. The per share closing price of our common stock on March 21, 2024 was 413.31.
Our Compensation Committee has been pursuing a dual-purpose strategy to pay for performance, and also to achieve compensation levels for our NEOs that are competitive relative to the levels of executives at peer companies. Since the Company continues to outperform the majority of its peers on both one- and three-year TSR, the Compensation Committee is now benchmarking the Company’s total direct compensation (i.e., total cash compensation plus total long term incentive compensation) against the 50th percentile of total direct compensation paid by its peer group, with the goal to be at a level that is plus or minus 20% of the 50th percentile. This requires considerable review and discussion since total cash compensation is closer to the 25th percentile of the competitive market represented by our peers (9.1% above the 25th percentile). In addition, the total direct compensation paid by the Company for 2023 continues well below the 25th percentile in the aggregate (51.6% below the 25th percentile) due to smaller amounts of long term incentive compensation relative to its peers. The total cash compensation for NEOs in the aggregate represents an improvement from prior years relative to the 25th percentile. However, we continue to lag against the 50th percentile despite the Company's outperformance compared to its peers. The Compensation Committee intends, as described below, that the Company’s relative pay position should continue to improve based on the Company’s operational and financial performance and executive tenure. Further, since the Company continues to outperform its peers by a significant margin in key performance metrics (one- and three-year total stockholder return), the

EXECUTIVE COMPENSATION

Compensation Committee expects to continue to increase total direct compensation and total cash compensation with a view to increasing NEO compensation individually and in the aggregate to the 50th percentile. In addition, as Medpace continues to grow, the Compensation Committee expects to revisit the make-up of the peer group each year to ensure the companies included continue to produce the most relevant benchmark for compensation targeting.
2023 Business and Financial Highlights
The Company provided financial guidance for fiscal year 2023 in February 2023. The Company exceeded the guidance it provided in February 2023 with respect to each of the four metrics for which guidance is provided: revenue, GAAP net income, EBITDA and diluted earnings per share (GAAP).
•Revenue for the year ended December 31, 2023, increased 29.2% to $1,885.8 million, compared to $1,460.0 million for the year ended December 31, 2022.
•GAAP net income for the full year 2023 was $282.8 million, an increase of 15.3%, compared to GAAP net income of $245.4 million for the year ended December 31, 2022. GAAP net income per diluted share for the full year 2023 was $8.88, an increase of 22.0%, compared to GAAP net income per diluted share of $7.28 for the year ended December 31, 2022.
•EBITDA for the full year 2023 increased 17.7% to $362.5 million compared to $308.1 million for the year ended December 31, 2022.
EBITDA is a non-GAAP financial measure used to supplement our financial statements, which are based on U.S. Generally Accepted Accounting Principles (“GAAP”). For a definition and discussion of this measure, see “Definition of Non-GAAP Financial Measure” on page 37.
Key Compensation Actions for 2023
The Compensation Committee took several actions related to executive compensation for 2023 performance. With respect to cash compensation, the Compensation Committee approved base salary increases for the NEOs to recognize individual performance and contributions, as well as to continue to address competitive pay gaps relative to market. The Compensation Committee affirmed corporate incentive goals and approved the payment of cash bonuses to our NEOs at a level that reflected performance against the financial guidance the Company provided in February 2023. With respect to process and governance, the Compensation Committee reviewed compensation and stockholder return data for the peer group of comparable companies. The Compensation Committee also continued its engagement of Total Compensation Solutions (“TCS”) as the Compensation Committee’s independent compensation consultant.
Key Compensation Governance Attributes
We believe that a sound executive compensation program is grounded in certain practices which we have followed. To that end, the Compensation Committee leverages its independent compensation consultant, evaluates the risk profile of our pay program and conducts an annual pay review. We also avoid certain practices that are undesirable. Specifically, we do not allow excise tax gross-up provisions in our executive compensation arrangements. We do not guarantee salary increases or bonuses. We do not maintain pension plans or other post-employment benefit plans other than a 401(k) retirement savings plan which is available to all eligible U.S. employees. We have not entered into any stand-alone change of control agreements with the NEOs. We do not reprice or backdate stock options.

EXECUTIVE COMPENSATION

2023 Non-Binding Advisory “Say-on-Pay” Vote
As mentioned above, we have sought to reach compensation levels for our NEOs which more closely align on a relative basis with those of our peer companies as the Company continues to grow and exceed financial performance metrics. After consideration of the results of the recent say-on-pay votes, our Compensation Committee has taken the actions described in this Compensation Discussion and Analysis section.
In 2020 when we conducted our first say-on-pay vote stockholders expressed their preference that we conduct say-on-pay votes every year. Accordingly, we have been conducting our say-on-pay votes on an annual basis since 2020. Over 89% of the votes cast at our 2023 Annual Meeting voted for our say-on-pay proposal. The Compensation Committee reviews the results of these votes, considers the feedback investors and proxy advisory firms provide with respect to our executive compensation programs and practices, and implements changes responsive to the feedback.
The Compensation Committee will continue to engage with stockholders and ensure that stockholder interests are considered through providing stockholders non-binding “Say-on-Pay” votes.
Determining Executive Compensation
Executive Compensation Philosophy and Objectives
Our overarching compensation philosophy is to pay for performance and ensure that pay is competitive with regard to our peers in the external market. To accomplish this we:
•provide competitive compensation opportunities towards our goals of attracting, motivating, and retaining talented executives; and
•structure our program so that the ultimate amount of compensation earned by our NEOs through base salary, paid bonuses and the intrinsic value of equity grants reflects overall Company and individual performance.
We also believe firmly that our executives should be aligned with our stockholders, and therefore provide meaningful compensation in the form of long-term equity incentives that tie our executives directly to the performance of our stock.
Our executive compensation program has a high degree of performance orientation. The Compensation Committee has previously sought to have NEO compensation (including each component thereof) at or near plus/minus 20% of the 25th percentile level of the peer group recommended by our compensation consultant. This year, we have adopted an updated objective of reaching closer to the 50th percentile level. The Company continues to improve the relative pay positions of its NEOs relative to a competitive market range. Specifically, base salaries for all five NEOs are now within plus/minus 20% of the 25th percentile of the peer group. With respect to total cash compensation (base salaries plus short-term incentive compensation) all NEOs are paid slightly above the 25th percentile for total cash compensation due to short-term incentive compensation reflecting the Company's outperformance relative to its peer group (based on median one- and three-year total stockholder return) and NEOs achieving both Company financial performance goals and individual performance results. With respect to total direct compensation (total cash compensation plus long-term equity-based awards), the Company pays all five Company NEOs significantly below the 25th percentile due to lower amounts of long-term equity-based awards relative to the peer group.
While the Compensation Committee has been reviewing Company performance and NEO compensation with a view to seeing NEO compensation levels at or near to plus/minus 20% of the 25th percentile, the Compensation Committee expects that as Company performance continues to achieve median and higher performance levels relative to its peer companies, it will move to increase compensation levels for NEOs towards the 50th percentile going forward.

EXECUTIVE COMPENSATION

Cash compensation including merit increases and bonuses, and equity awards are determined in the context of Company goal performance and individual performance, and as such actual competitive positioning may vary by individual or on a year-to-year basis. Additionally, while our overall philosophy applies generally to all NEOs, we recognize at times the need to differentiate on an individual basis to reflect additional considerations such as tenure, experience, past and expected contribution, outstanding individual performance, and criticality to the Company.
Our Decision-Making Process
We adhere to a set of guiding principles as we make pay determinations each year:

Maintain a pay-for-performance culture	Annual pay opportunities emphasize variable performance-based compensation, which motivates executives and ensures a high degree of performance orientation in our executive compensation program
Foster long-term alignment with stockholders	Equity awards directly tie pay for executives to value creation for stockholders
Preserve a low risk profile	Our compensation program is grounded in sound, risk-averse practices
Reflect internal equity considerations	Compensation decisions are made in the context of individual factors including: tenure, experience, annual and long-term contributions to the Company and individual performance.
Role of the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the executive compensation program, which includes, but is not limited to, setting executive pay opportunities, assessing Company and individual performance and determining and approving final pay outcomes for our NEOs on an annual basis. As part of this process, the Committee evaluates:
•Each NEO’s role and responsibilities, and performance in his or her role;
•Each NEO’s compensation history (including his or her total equity compensation profile);
•Key historical Company performance metrics and forward-looking projections; and
•Compensation practices of the companies in our peer group as well as broader market data, where appropriate.
The Compensation Committee is also responsible for making grants of equity awards under the Medpace Holdings, Inc. 2016 Incentive Award Plan (the “2016 Incentive Plan”). Other responsibilities include, but are not limited to, reviewing and approving the CEO employment agreement; designing the annual bonus program; reviewing whether compensation programs encourage excessive risk-taking; and reviewing non-employee director compensation.
The Compensation Committee meets throughout the year to discharge its duties. The formal written Compensation Committee charter is available on our website.
Role of our CEO. Our Chief Executive Officer informs our Compensation Committee on the individual performance and contributions of each of the other NEOs, and annually makes recommendations to the Compensation Committee regarding base salary, non-equity incentive compensation and equity awards. Specifically, the CEO provides the Compensation Committee with personal objectives and compensation recommendations for all NEOs other than himself. The Compensation Committee reviews such recommendations and can approve the recommendations or submit recommended modifications to the Board for its consideration.

EXECUTIVE COMPENSATION

Role of our Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the sole discretion to retain or obtain advice from compensation consultants. During the 2023 fiscal year, the Compensation Committee continued its engagement of TCS as a compensation consultant to assist in its evaluation of executive compensation. TCS conducted various market studies and advised the Compensation Committee on general executive compensation matters to assist the Compensation Committee in fulfilling its duties.
TCS reports directly to the Compensation Committee, participates in meetings, communicates with the Compensation Committee Chair between meetings as necessary, and works with management at the direction of the Compensation Committee.
The Compensation Committee reviewed TCS’s independence and concluded that it is an independent and conflict-free advisor to the Company pursuant to the standards of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable rules of NASDAQ.
Use of Peer Group and Market Data
The Compensation Committee reviewed and approved a peer group consisting of sixteen companies that would be used as a reference to determine 2023 pay opportunity levels for the NEOs. TCS proposed the peer group to consist of companies that compete with us for both capital and talent. This peer group is identical to the 2022 peer group. The table below presents the peer group companies:

ACADIA Pharmaceuticals	Endo International

Agios Pharmaceuticals	FibroGen, Inc.

Alkermes	Horizon Therapeutics

Amarin	Intercept Pharmaceuticals

Bio-Techne Corporation	Ligand Pharmaceuticals

Blueprint Medicines Corporation	Repligen

Bruker Corporation	Syneos Health, Inc.

Emergent Biosolutions	United Therapeutics
This peer group served as the primary market reference point and was supplemented with other market data, CRO peer data and local peer data, where appropriate. For 2023 with the assistance of TCS, the Compensation Committee compared our performance, size and complexity of operations to those of the companies identified in the peer group set forth above. The Compensation Committee also compared the peer group’s current executive compensation and compensation mix (percent of base salary, short-term, and long-term incentive) to our current practices. TCS provided recommendations for adjustments based on current practices and policies within the peer group, Compensation Committee pay objectives and trends within the industry. The Compensation Committee and TCS will revisit the peer group going forward to assess whether the composition continues to contain companies with comparable size, industry, sector, and operations which are meaningful comparators for the Company.

EXECUTIVE COMPENSATION

Principal Elements of Executive Compensation
Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term Company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Element	Form	Description
Base Salary	Cash	Fixed amount to attract and retain top talent
Annual Cash Bonus	Cash	At-risk variable incentive compensation used to reward strong Company and individual performance against important annual goals
Long-Term Incentive Awards	Equity	Variable incentive compensation that promotes long-term performance, supports retention, and strengthens stockholder alignment
Fiscal 2023 Compensation Program in Detail
Base Salaries
We attempt to set base salaries that are competitive in the marketplace and reflect each individual’s duties, responsibilities, experience and performance. Base salaries are reviewed annually and may be adjusted periodically to account for inflation, market movement, promotions, increased responsibility and performance. We do not provide automatic salary increases.
Our general philosophy has been to work towards plus/minus 20% of the market 25th percentile for base salary, with divergence as needed to reflect individual circumstances. The Compensation Committee established the following base salaries for the NEOs:

Executive	Annual Base Salary at December 31, 2022	Annual Base Salary at December 31, 2023	Percent Increase
August J. Troendle	$782,100	$825,000	5.5%
Kevin M. Brady	$374,000	$408,000	9.1%
Jesse J. Geiger	$517,000	$560,000	8.3%
Susan E. Burwig	$532,400	$620,000	16.5%
Stephen P. Ewald	$487,300	$546,000	12.0%
Effective April 1, 2023, as part of our annual base salary review and merit and performance increase process, the Compensation Committee increased Mr. Troendle’s base salary rate from $782,100 to $825,000, reflecting a 5.5% increase. Also effective that same date, the Compensation Committee increased base salary rates for the other NEOs as set forth above.
Effective March 1, 2024, as part of our annual base salary review and merit and performance increase process, the Compensation Committee increased Mr. Troendle’s base salary rate from $825,000 to $874,500, reflecting an increase of approximately 6.0%. Mr. Troendle’s current base salary positioning relative to his peers reflects his level of experience and proven track record as Chief Executive Officer. Also effective that same date, the Compensation Committee increased base salary rates for the other NEOs as follows: Mr. Brady’s base salary increased from $408,000 to $424,320, an increase of approximately 4.0%; Mr. Geiger’s base salary increased from $560,000 to $616,000, an increase of approximately 10.0%; Ms. Burwig’s base salary increased from $620,000 to $682,000 an increase of approximately 10.0%; and Mr. Ewald’s base salary increased from $546,000 to $567,840, an increase of approximately 4.0%. The Compensation Committee believes all of these salary increases were necessary to respond to increases in inflation rates and cost of living adjustments and to work towards the market compensation of the NEOs.

EXECUTIVE COMPENSATION

Annual Bonus (Non-Equity Short-Term Incentive Compensation)
The Compensation Committee believes that short-term incentive compensation should be dependent upon meaningful annual or short-term performance measures.
The general philosophy of the Compensation Committee has been to work towards providing target bonus opportunities (expressed as a percentage of base salary) that are competitive with the market but also recognizing the Company's continued outperformance relative to its peer group. We do not provide for guaranteed bonus payouts. NEOs are generally entitled to receive bonus payouts in cash based the on Company's financial performance and when they achieve specific performance goals and objectives. Bonus payouts are paid in arrears.
For 2023, the Compensation Committee completed its annual review of performance measures and targets and enhanced these performance measures and targets with respect to short-term incentive compensation ("STIC") for the NEOs. The Compensation Committee established that 75% of the 2023 STIC payment would be tied to the achievement of EBITDA (50%) and revenue (25%) targets. The remaining 25% of the 2023 STIC payment would be tied to individual and Company performance.
The Compensation Committee determined the portion of the cash bonus attributable to the Company’s financial performance generally against the Company's full-year financial guidance provided in February 2023. Specifically, meeting the full-year financial guidance targets the Company provided in February 2023 related to EBITDA (50%) and revenue (25%) or slightly exceeding them would merit 75% of a target cash bonus for the NEO; 25% of the target bonus was based on how that NEO performed against his/her individual performance goals and objectives. The personal objectives and bonus recommendations to the Compensation Committee for all NEOs other than the CEO were provided by the CEO, and the Compensation Committee determined the amount of the CEO’s cash bonus. Under this plan, depending upon the Company’s financial performance and his/her attaining individual objectives, each NEO other than the CEO could earn a maximum cash bonus equal to 70% of base salary or as little as zero, and the CEO could earn a maximum cash bonus equal to 100% of base salary or as little as zero.
NEO STIC—50% based on EBITDA

EBITDA	CEO	All Other NEO’s
Less than $325M	0	0
$325M-$337.5M	5%-35% of base salary	5%-25% of base salary
$337.5M-$350M	35%-70% of base salary	25%-50% of base salary
Greater than $350M	70%-100% of base salary	50%-70% of base salary
NEO STIC—25% based on Revenue

Revenue	CEO	All Other NEO’s
Less than $1,690M	0	0
$1,690M-$1,720M	5%-35% of base salary	5%-25% of base salary
$1,720M-$1,750M	35%-70% of base salary	25%-50% of base salary
Greater than $1,750M	70%-100% of base salary	50%-70% of base salary
The Company exceeded its full-year financial guidance that was provided in February 2023 with respect to EBITDA and revenue. Additionally, the Company exceeded its full-year financial guidance that was provided in February 2023 with respect to GAAP net income and diluted earnings per share (GAAP). The Company’s 2023 guidance and financial results are described under “2023 Business and Financial Highlights” in the Executive Summary of this Compensation Discussion & Analysis on page 29.

EXECUTIVE COMPENSATION

Mr. Troendle earned 100% of his base salary as a cash bonus. Mr. Brady, Mr. Geiger, Ms. Burwig and Mr. Ewald each earned 70% of their respective base salaries as a cash bonus. This resulted in cash bonus payments as follows: Mr. Troendle $814,422; Mr. Brady $279,731; Mr. Geiger $384,578; Ms. Burwig $418,880; and Mr. Ewald $372,068.
2024 Short-Term Incentive Compensation
The Compensation Committee, consistent with the approach taken in 2023, set performance measures and targets with respect to short-term incentive compensation (“STIC”) for the NEOs. The Compensation Committee has established that 75% of the 2024 STIC payment will be tied to the achievement of EBITDA (50%) and revenue (25%) based on full-year financial guidance that the Company provided in February 2024. The remaining 25% of the 2024 STIC payment will be tied to individual and Company performance.
Long-Term Equity Incentive Compensation
The Compensation Committee believes that long-term incentive compensation should be dependent upon meaningful long-term performance measures that provide linkage between stockholders and the NEOs.
The Compensation Committee grants equity awards to our NEOs under the 2016 Incentive Plan which was approved by stockholders on June 23, 2016. Our 2016 Incentive Plan affords the Compensation Committee flexibility to determine the specific award types and parameters that it believes are in the best long-term interests of the Company. We believe that long-term incentive awards provide the strongest alignment with stockholder interests. We also believe that properly structured awards are a valuable motivating incentive and strong retention tool. In other words, if the Company performs well, that performance should be reflected in the price of the Company’s shares which benefits both stockholders and NEOs. Medpace stock ownership guidelines for all NEOs require holdings to equal to three times their respective base cash compensation, as described below. We believe that our stock ownership guidelines further strengthen the alignment of interests between our NEOs and stockholders.
Recognizing that we can continue to attract and retain employees with the opportunity for Company associates to receive an equity grant, the Compensation Committee has previously approved equity grants to associates at various levels within the Company and has not limited equity grants to the most senior leadership of the Company.
In the spirit of viewing long-term equity incentive compensation less as a reward for past performance but rather as a means to align future performance with stockholder expectations and for longer term retention of key talent, including our NEOs, for 2024, the Compensation Committee expects to decouple Long-Term Equity Incentive Compensation from 2023 annual bonus and STIC awards for NEOs. The Compensation Committee expects to review and make the determination of a Long-Term Equity Incentive Compensation grant for NEOs later in the year, in conjunction with the equity grants the Company expects to make more broadly to eligible employees within the Company.
Stock Ownership Guidelines
The Compensation Committee approved stock ownership guidelines for all NEOs to equal to three times their respective base cash compensation. The Compensation Committee has maintained stock ownership guidelines equal to one times base cash compensation for directors. For those NEOs and directors who currently do not own any or sufficient stock to meet that requirement, open market purchases are not required. Rather, as restricted stock awards / restricted stock units vest, 60% of the vested stock must be retained until the ownership requirement is met, and as options are exercised, 60% of the spread must be retained in the form of stock until the ownership target is met.

EXECUTIVE COMPENSATION

Retirement Plans
We currently maintain a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time U.S. employees. The U.S. Internal Revenue Code of 1986, as amended, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, beginning in the calendar year following the first anniversary of employment. Matching contributions cliff-vest on the employee’s third anniversary with the Company. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan and making matching contributions that vest at a defined time add to the overall desirability of our executive compensation package and further motivate our employees, including our NEOs, in accordance with our compensation policies. We do not currently maintain any defined benefit pension plans or deferred compensation plans.
Employee Benefits and Perquisites
All of our full-time U.S. employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•medical, dental and vision benefits;
•short-term and long-term disability insurance;
•life insurance benefits;
•critical illness insurance benefits; and
•accident insurance benefits.
We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Aircraft Usage
During the 2023 fiscal year, the Company provided some travel services for company executives through a private aviation charter company which is controlled by Mr. Troendle (“private aviation charter”). The Company may contract directly with the private aviation charter for the use of its aircraft or indirectly through a third party aircraft management and jet charter company. The travel services provided are primarily for business purposes, with certain personal travel paid for as part of the executives’ compensation arrangements and allow our executive officers to safely and efficiently travel. Company provided aircraft allows for the safety and privacy of our executive officers and allows the executive officers to be more productive than if commercial flights were utilized, as the aircraft provides a conducive and more confidential business environment without the scheduling constraints imposed by commercial airline services.
Depending on availability, family members of executive officers are permitted to accompany the executive officers on the aircraft when it is already going to a specific destination for a business purpose. Because the aircraft is chartered based on flight hours regardless of the passenger load, the aggregate incremental cost to the Company for any additional personal use by passengers is de minimis.
In addition, executive officers periodically use Company provided aircraft for multi-leg hybrid flights in which at least one leg consists of personal use. The aggregate incremental cost to the Company of such personal usage in 2023 is shown in the Summary Compensation Table below. Any personal passenger(s) on board would result in imputed income to the executive officers using the IRS Standard Industry Fare Level calculation. The Company does not provide gross-ups with respect to any income taxes incurred by the executive officers in connection with the personal use of aircraft.

EXECUTIVE COMPENSATION

No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Insider Trading Compliance Policy: No Hedging Medpace Securities
Medpace has adopted the Medpace Holdings, Inc. Insider Trading Compliance Policy. This policy describes procedures governing the purchase, sale and/or other dispositions of Medpace’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. Among other things, the policy prohibits all hedging transactions involving Medpace’s securities, including, without limitation, zero-cost collars and forward sale contracts.
Clawback Policy
Under the Medpace Holdings, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”), if Medpace is required to prepare an accounting restatement (a “Restatement”), the Board shall, unless the Board's Compensation Committee determines it to be Impracticable, take reasonably prompt action to recoup all erroneously awarded compensation that would not have been received had the amount been determined based on the measures in the Restatement. The Board may seek to recoup the erroneously awarded compensation by any means as the Board, in its sole discretion, determines to be appropriate. Subject to applicable law and compliance with Internal Revenue Code Section 409A and the rules and regulations promulgated thereunder, the Board may seek to recoup compensation by requiring the person to repay such amount to the Company; by adding "holdback" or deferral policies to incentive compensation; by adding post-vesting "holding" or "no transfer" policies to equity awards; by set-off of a person's other compensation; by reducing future compensation; or by such other means or combination of means as the Board, in its sole discretion, determines to be appropriate. The Clawback Policy is in addition to (and not in lieu of) any right of repayment, forfeiture or off-set against any person that may be available under applicable law (whether implemented prior to or after adoption of the Clawback Policy). The Board may, in its sole discretion and in the exercise of its business judgment, determine whether and to what extent additional action is appropriate to address the circumstances surrounding any Restatement to minimize the likelihood of any recurrence and to impose such other discipline as it deems appropriate.
The Board shall have full authority to administer the Clawback Policy and to delegate any of its powers under the Clawback Policy to the Compensation Committee of the Board or any subcommittee or delegate thereof. The Board adopted the Clawback Policy effective December 1, 2023. This Clawback Policy was adopted to comply with Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing rules, and is filed as an exhibit to the Medpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Definition of Non-GAAP Financial Measure
With respect to the references in this CD&A to EBITDA, this is a non-GAAP financial measure used to supplement our financial statements, which are based on GAAP.
“EBITDA” is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation, and amortization.
Reconciliations of our non-GAAP measures to comparable GAAP measures are provided with the schedules to each of our quarterly earnings releases. The most recent non-GAAP reconciliations and definitions were furnished as an exhibit to our Form 8-K filed on February 12, 2024 (in the schedules to our most recent earnings release for the three and twelve months ended December 31, 2023).

EXECUTIVE COMPENSATION

Compensation Risk Assessment
Our management and the Compensation Committee review our compensation practices and policies with regard to risk management. We have reviewed our programs and determined that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:
•High level of executive equity ownership to prevent short-term risk taking;
•Balance between goals and objectives of short- and long-term incentive compensation plans;
•Proper administrative and oversight controls; and
•Key compensation governance attributes, as discussed above.
COMPENSATION COMMITTEE REPORT
We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Medpace Holdings, Inc. Compensation Committee

Fred B. Davenport, Jr. (Chair)

Robert O. Kraft

Cornelius P. McCarthy III
This Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that Medpace specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2023, 2022 and 2021.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS (1) ($)	STOCK AWARDS (2) ($)	OPTION AWARDS (3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION (4) ($)	TOTAL ($)
August J. Troendle, Chief Executive Officer
	2023	$814,275	$814,422	—	—	—	—	$17,334	$1,646,031
	2022	$770,250	$772,500	$206,460	—	—	—	$135,824	$1,885,034
	2021	$696,667	$711,000	—	$4,409,925	—	—	$129,831	$5,947,423
Kevin M. Brady, Chief Financial Officer and Treasurer (5)
	2023	$399,500	$279,731	—	—	—	—	$11,250	$690,481
	2022	$368,333	$258,000	$206,460	—	—	—	$10,250	$843,043
	2021	$299,417	$238,000	—	$653,296	—	—	$9,750	$1,200,463
Jesse J. Geiger, President
	2023	$549,250	$384,578	—	—	—	—	$11,250	$945,078
	2022	$509,167	$357,500	$206,460	—	—	—	$10,250	$1,083,377
	2021	$466,667	$329,000	—	$1,500,692	—	—	$9,750	$2,306,109
Susan E. Burwig, Executive Vice President, Operations
	2023	$598,100	$418,880	—	—	—	—	$107,319	$1,124,299
	2022	$524,333	$367,000	$206,460	—	—	—	$112,946	$1,210,739
	2021	$482,500	$338,800	—	$1,612,060	—	—	$88,986	$2,522,346
Stephen P. Ewald, General Counsel and Corporate Secretary
	2023	$531,325	$372,068	—	—	—	—	$11,250	$914,643
	2022	$479,917	$336,000	$206,460	—	—	—	$10,250	$1,032,627
	2021	$435,833	$310,100	—	$1,105,108	—	—	$8,050	$1,859,091

(1)The amounts shown in the table represent annual cash bonuses.
(2)The amounts shown in the table represent restricted stock unit awards. All restricted stock unit awards granted to any NEOs have been valued based on the closing market price of the Company’s common stock on the date of grant as quoted on the NASDAQ Global Select Market.
(3)All stock option awards granted to any NEOs have been valued based on the fair value of the option awards using the Black-Scholes-Merton option pricing model. We provide information regarding the assumptions used to calculate the value of equity-based awards made to executive officers in 2023 in our Annual Report on Form 10-K for 2023 under the section captioned “Stock Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 9 to our consolidated financial statements.

EXECUTIVE COMPENSATION

(4)The amount shown in this column in 2023 for Mr. Brady, Mr. Geiger, and Mr. Ewald consists exclusively of fully vested 401(k) matching contributions paid to his respective account by the Company. The amounts shown in this column in 2023 for Mr. Troendle and Ms. Burwig consist of fully vested 401(k) matching contributions of $13,200 each paid to their respective accounts by the Company and incremental costs of $4,134 and $94,119, respectively, attributable to personal usage of Company provided aircraft paid for by the Company on their behalf. For multi-leg hybrid flights in which at least one leg consists of personal use, the incremental cost of personal use is calculated based on the difference between the actual cost of the personal and business legs of the flight and the hypothetical cost that would have been incurred if only the business legs of the flight occurred, using costs provided by the chartered jet service provider. Pursuant to Company policy, for personal use of Company provided aircraft in which both Mr. Troendle and Ms. Burwig are present, incremental cost is allocated to Mr. Troendle for purposes of the Summary Compensation Table unless the incremental cost specifically relates to Ms. Burwig.

(5)Effective August 1, 2021, Mr. Brady was appointed Chief Financial Officer.

Grants of Plan-Based Awards
The following table summarizes the awards granted to each of the NEOs during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#) (i)	All other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (1) (b)	Threshold ($) (c)	Target ($) (d)	Max ($) (e)	Threshold (#) (f)	Target (#) (g)	Max (#) (h)
August J. Troendle	2/17/2023	—	—	—	—	—	—	1,000	—	—	$206,460
Kevin M. Brady	2/17/2023	—	—	—	—	—	—	1,000	—	—	$206,460
Jesse J. Geiger	2/17/2023	—	—	—	—	—	—	1,000	—	—	$206,460
Susan E. Burwig	2/17/2023	—	—	—	—	—	—	1,000	—	—	$206,460
Stephen P. Ewald	2/17/2023	—	—	—	—	—	—	1,000	—	—	$206,460

(1)On February 17, 2023, Mr. Troendle, Mr. Brady, Mr. Geiger, Ms. Burwig and Mr. Ewald were each granted restricted stock units. The restricted stock units granted to Mr. Troendle, Mr. Brady, Mr. Geiger, Ms. Burwig and Mr. Ewald have a vest date of February 17, 2027.
NEO Employment Agreement
Since 2011, Mr. Troendle was party to an employment agreement with the Company, which was amended and restated on July 25, 2016 in connection with our initial public offering. The current agreement has a three-year term that began on July 25, 2016 and has been followed by successive one-year terms, subject to non-extension by either the Company or Mr. Troendle at any time upon 90 days’ advance written notice.
Mr. Troendle’s employment agreement provides for Mr. Troendle’s position as our Chief Executive Officer. Under the agreement, Mr. Troendle’s annual base salary as of December 31, 2023 was $825,000. The Compensation Committee has subsequently increased Mr. Troendle’s salary as described above.

EXECUTIVE COMPENSATION

The agreement also provides that Mr. Troendle will be eligible to receive an annual cash bonus, provided that he remains employed by us at the time of the applicable bonus payment date, based upon achievement of performance objectives and individual goals established by our Board. The agreement also provides for Mr. Troendle’s participation in all employee benefit plans and programs made available by the Company to our executives and the reimbursement of all reasonable business expenses incurred by Mr. Troendle.
Mr. Troendle’s employment agreement does not provide for any severance benefits upon termination other than the payment of accrued and unpaid base salary, any reimbursement due for incurred business expenses and any benefits due under our 401(k) plan in accordance with the terms of that plan. Upon termination, the treatment of any stock-based awards will be governed by the terms of the applicable plan and grant agreement.
The employment agreement also provides that the Company will nominate Mr. Troendle for re-election to the Board during the term.
None of our other executive officers is party to an employment agreement.
Equity Incentive Awards
Our NEOs have historically been eligible to receive long-term equity-based incentive awards under our 2016 Incentive Award Plan. While we believe that long-term equity awards are an important element of the “mix” of compensation paid to our NEOs, we do not maintain any formal grant-making policy. Instead, the Compensation Committee periodically reviews the total level and mix of compensation paid to each of our NEOs in order to determine the appropriate timing and amounts of long-term equity awards so as to continue to promote the alignment of our executive officers’ interests with those of our stockholders. Awards granted during the 2023 fiscal year are described above in the table captioned, “Grants of Plan-Based Awards.”
The treatment of our NEOs’ equity awards upon a termination of employment (as applicable) or a Change in Control is described in the section entitled “Potential Payments Upon Termination or Change in Control.”

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards for each of our NEOs as of December 31, 2023. As of December 29, 2023, the last trading day of 2023, the fair market value of a share of our common stock was $306.53.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
August J. Troendle	37,417	—	—	$54.74	3/1/2026	—	—	—	—
	234,259	—	—	$56.61	5/2/2026	—	—	—	—
	84,770	—	—	$107.93	2/28/2026	—	—	—	—
	—	—	—	—	—	12,941 (1)	$3,966,805	—	—
	57,570	—	—	$166.73	4/27/2029	—	—	—	—
	—	93,174 (2)	—	$138.87	8/15/2029	—	—	—	—
	—	—	—	—	—	1,000 (3)	$306,530	—	—
Kevin M. Brady	12,000	—	—	$57.94	11/12/2025	—	—	—	—
	—	3,000 (4)	—	$166.73	10/27/2026	—	—	—	—
	—	13,803 (5)	—	$138.87	8/15/2027	—	—	—	—
	—	—	—	—	—	1,000 (3)	$306,530	—	—
Jesse J. Geiger	15,000	—	—	$32.05	2/28/2025	—	—	—	—
	40,000	—	—	$90.65	8/5/2024	—	—	—	—
	41,801	—	—	$107.93	2/28/2026	—	—	—	—
	—	—	—	—	—	6,382 (6)	$1,956,274	—	—
	—	23,028 (4)	—	$166.73	10/27/2026	—	—	—	—
	—	31,707 (5)	—	$138.87	8/15/2027	—	—	—	—
	—	—	—	—	—	1,000 (3)	$306,530	—	—
Susan E. Burwig	7,500	—	—	$32.05	2/28/2025	—	—	—	—
	50,000	—	—	$90.65	8/5/2024	—	—	—	—
	50,984	—	—	$107.93	2/28/2026	—	—	—	—
	—	—	—	—	—	7,783 (1)	$2,385,723	—	—
	—	23,028 (4)	—	$166.73	10/27/2026	—	—	—	—
	—	34,060 (2)	—	$138.87	8/15/2029	—	—	—
	—	—	—	—	—	1,000 (3)	$306,530	—	—
Stephen P. Ewald	—	—	—	—	—	3,336 (6)	$1,022,584	—	—
	—	18,230 (4)	—	$166.73	10/27/2026	—	—	—	—
	—	23,349 (5)	—	$138.87	8/15/2027	—	—	—	—
	—	—	—	—	—	1,000 (3)	$306,530	—	—

(1)These shares of restricted stock fully vested on February 28, 2024.
(2)These awards fully vested on February 15, 2024.
(3)These restricted stock units fully vest on February 17, 2027.
(4)These awards fully vest on October 27, 2025.
(5)These awards fully vest on February 15, 2026.
(6)These restricted stock units fully vested on February 28, 2024.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested
The following table summarizes option exercises and stock vested with respect to each of the NEOs during the fiscal year ended December 31, 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
August J. Troendle	—	—	—	—
Kevin M. Brady	10,000	$1,638,010	—	—
Jesse J. Geiger	—	—	—	—
Susan E. Burwig	7,500	$1,466,025	—	—
Stephen P. Ewald	21,850	$3,200,151	—	—
(1)This column represents the number of shares for which the options were exercised.
(2)The amounts in this column represent the aggregate dollar value realized upon exercise of options.
(3)This column represents the number of shares of stock that have vested.
(4)The amount in this column represents the aggregate dollar value realized upon vesting of stock.
Pension Benefits
We did not maintain any plan for our NEOs providing for payments or other benefits at, following, or in connection with retirement, during the fiscal year ended December 31, 2023.
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for our NEOs for the fiscal year ended December 31, 2023.
Potential Payments Upon Termination or Change in Control
None of our NEOs has change in control agreements and we do not have a change in control policy. The 2016 Incentive Plan provides the Compensation Committee with discretion to accelerate the vesting of equity awards upon an employee’s death, disability, termination of service or the consummation of a change in control, subject to the terms and conditions of the 2016 Incentive Plan.

The payments to which our NEOs would be entitled in the event of these termination of employment events, or as a result of a change in control, assuming the Compensation Committee exercised its discretion under the 2016 Incentive Plan to accelerate the vesting of all equity awards, are set forth in the table below, assuming the event occurred on December 31, 2023 and assuming that the maximum amount of unvested shares will vest. For this purpose, we have assumed a value of $306.53 per share of our common stock, which was the closing price of the Company’s common stock on December 29, 2023, the last trading day of 2023.

Name	Value of Equity Upon Acceleration or Change in Control ($)
August J. Troendle	$19,894,888
Kevin M. Brady	$3,040,141
Jesse J. Geiger	$10,798,114
Susan E. Burwig	$11,622,067
Stephen P. Ewald	$7,792,361

EXECUTIVE COMPENSATION

Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K promulgated by the SEC and Section 953(b) of the Dodd—Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO).
The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $1,646,031 as reported in the Summary Compensation Table of this Proxy Statement. For 2023 we identified a new median employee. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee (excluding our CEO) was $74,521. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2023 is 22 to 1. To identify, and to determine the annual total compensation of, the median employee, we used the methodology set forth below.
Our diverse employee population includes employees located in the United States, Europe, Canada, Africa, Latin America and Asia Pacific, none of whom are currently covered by a collective bargaining agreement specific to our Company. The diverse employee population varies in areas such as experience, education and specialized training. For purposes of this pay ratio analysis, we selected the median employee based on the approximately 5,927 individuals who were employed by the Company and our consolidated subsidiaries (whether as full-time, part-time, temporary or seasonal workers) as of December 31, 2023. For full-time and part-time employees that were hired in 2023 but did not work the full year, we utilized their compensation as of December 31, 2023, but did not make any full-time equivalent adjustments.
In identifying our median employee, we gathered the annual base salary from internal payroll records of each such employee as of December 31, 2023, and made certain direct cash adjustments, using such measure as our consistently applied compensation measure. The direct cash adjustments consist of all cash compensation elements, aside from annual base salary, appearing in such payroll records for each individual, including bonuses, retirement benefits and other cash components. We converted the annual base salary and direct cash adjustments for non-U.S. employees to U.S. dollars using applicable foreign exchange rates as of December 31, 2023 and did not make any cost-of-living adjustments for non-U.S. employees.
The ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) based on our payroll and employment records and the methodology described herein. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EXECUTIVE COMPENSATION

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (PEO) and the average compensation of our other Named Executive Officers (Other NEOs) as reported in the Summary Compensation Table for the past four fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by such rules.

Year (1) (a)	Summary Compensation Table Total for PEO (2) (b)	Compensation Actually Paid to PEO (3) (c)	Average Compensation Table Total for Other NEOs (4) (d)	Average Compensation Actually Paid to Other NEOs (3) (e)	Value of Initial Fixed $100 Investment Based on: (5)		Net Income (thousands) (6) (h)	Company Selected Measure
					Medpace's Total Stockholder Return (f)	Peer Group Total Stockholder Return (g)
								EBITDA (thousands) (7) (i)
2023	$1,646,031	$9,259,322	$918,625	$4,765,822	$364.66	$106.34	$282,810	$362,498
2022	$1,885,034	$12,885,590	$1,042,447	$3,352,260	$252.69	$99.81	$245,368	$308,106
2021	$5,947,423	$7,745,980	$1,972,002	$3,951,123	$258.91	$125.43	$181,848	$223,076
2020	$4,136,810	$5,986,345	$1,790,406	$3,906,530	$165.60	$130.04	$145,384	$187,753
(1)For 2020 through 2023, our PEO was August J. Troendle. For 2023, 2022 and 2021, our Other NEOs were Kevin M. Brady, Jesse J. Geiger, Susan E. Burwig and Stephen P. Ewald. For 2020, our Other NEOs were Jesse J. Geiger, Susan E. Burwig and Stephen P. Ewald.
(2)The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Troendle for each corresponding year in the "Total" column of the Summary Compensation Table.
(3)The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO and Other NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or Other NEOs during the applicable year. In accordance with the requirements, the following adjustments were made to the PEO and Other NEOs’ total compensation for each year to determine the "compensation actually paid":

	2023		2022		2021		2020
	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)
Summary Compensation Table Total	$1,646,031	$918,625	$1,885,034	$1,042,447	$5,947,423	$1,972,002	$4,136,810	$1,790,406
Less grant date value of equity awards (a)	$—	$—	$(206,460)	$(206,460)	$(4,409,925)	$(1,217,789)	$(3,004,695)	$(1,118,406)
Increase/decrease for the Inclusion of Rule 402(v) Equity Values (b)	$7,613,291	$3,847,197	$11,207,016	$2,516,273	$6,208,482	$3,196,910	$4,854,230	$3,234,530
Compensation Actually Paid	$9,259,322	$4,765,822	$12,885,590	$3,352,260	$7,745,980	$3,951,123	$5,986,345	$3,906,530

(a)The grant date value of equity awards represents the total of the amounts reported in the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year,

EXECUTIVE COMPENSATION

the fair value as of the vesting date; and (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts added or deducted in calculating the equity award adjustments are as follows:

	2023		2022		2021		2020
	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)	PEO ($)	Other NEOs ($)
Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	$306,530	$306,530	$10,795,139	$2,981,049	$5,193,390	$1,517,468	$1,801,387	$812,047
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$8,272,210	$3,540,667	$411,877	$117,240	$1,015,092	$1,405,730	$—	$1,478,375
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$—	$—	$—	$—	$—	$—	$1,163,843	$524,624
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(965,449)	$—	$—	$(582,016)	$—	$273,712	$1,889,000	$419,484
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—	$—	$—	$—	$—	$—
Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—	$—	$—	$—
Total Equity Award Adjustments	$7,613,291	$3,847,197	$11,207,016	$2,516,273	$6,208,482	$3,196,910	$4,854,230	$3,234,530

(4)The dollar amounts reported in this column are the average amounts of total compensation reported for Other NEOs for each corresponding year in the "Total" column of the Summary Compensation Table.
(5)The peer group used for purposes of this table for each listed fiscal year is the NASDAQ Healthcare Index (IXHC), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the IXHC, respectively. No dividends were paid on stock or option awards in 2023, 2022, 2021 or 2020. Historical stock performance is not necessarily indicative of future stock performance.
(6)The dollar amounts reported represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.
(7)EBITDA was chosen from the following four most important financial performance measures, as it represents the most important financial performance measure used to align compensation actually paid to the PEO and other NEOs in 2023 to the Company's performance:

EXECUTIVE COMPENSATION

Most Important Performance Measures
EBITDA (as defined on page 37)
Revenue (Defined as the Company's GAAP Revenue from our Consolidated Statements of Income)
Net Income (Defined as the Company's GAAP Net Income from our Consolidated Statements of Income)
Earnings Per Share (Defined as the Company's GAAP Diluted Earnings Per Share from our Consolidated Statements of Income)

A significant portion of the values for Compensation Actually Paid to our PEO and Other NEOs are attributable to equity adjustments that are based on our stock price as of the last day of the applicable fiscal year. The values for Compensation Actually Paid could have been significantly less if a date other than the last day of the applicable fiscal year was utilized because our stock price at the end of each year has been in the 90th percentile of each year's 52-week high. In 2020, our stock price fluctuated from a low of $58.72 per share to a high of $150.57. The closing price of $139.20 on December 31, 2020, represents 92.4% of our 52-week high for 2020. In 2021, our stock price fluctuated from a low of $130.74 per share to a high of $231.00. The closing price of $217.64 on December 31, 2021, represents 94.2% of our 52-week high for 2021. In 2022, our stock price fluctuated from a low of $126.95 per share to a high of $235.72. The closing share price of $212.41 on December 30, 2022 (the last trading day of the fiscal year) represents 90.1% of our 52-week high for 2022. In 2023, our stock price fluctuated from a low of $167.00 per share to a high of $317.57. The closing share price of $306.53 on December 29, 2023 (the last trading day of the fiscal year) represents 96.5% of our 52-week high for 2023.
Relationship Between Compensation Actually Paid and Total Stockholder Return
The table below reflects the relationship between the compensation actually paid for the PEO and the average Other NEOs versus the Company's TSR and the peer group TSR, assuming an initial fixed investment of $100 for the years ended December 31, 2023, 2022, 2021, and 2020.

Compensation Actually Paid vs. Medpace TSR and Peer Group TSR
Compensation Actually Paid
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$—
Cumulative TSR
(Value of initial $100 investment)
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$—
$165.60
$258.91
$252.69
$364.66
$130.04
$125.43
$99.81
$106.34
2020
2021
2022
2023
PEO
Average for Other NEOs
Medpace TSR
Peer TSR

EXECUTIVE COMPENSATION

Relationship Between Compensation Actually Paid and Net Income
The table below reflects the relationship between the compensation actually paid for the PEO and the average Other NEOs versus the Company's Net Income for the years ended December 31, 2023, 2022, 2021, and 2020.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$—
Net Income ($ thousands)
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
$145,384
$181,848
$245,368
$282,810
2020
2021
2022
2023
PEO
Average for Other NEOs
Net Income

Relationship Between Compensation Actually Paid and EBITDA
The table below reflects the relationship between the compensation actually paid for the PEO and the average Other NEOs versus the Company's EBITDA for the years ended December 31, 2023, 2022, 2021, and 2020.

Compensation Actually Paid vs. EBITDA
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$—
Compensation Actually Paid
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$—
EBITDA ($ thousands)
$187,753
$223,076
$308,106
$362,498
2020
2021
2022
2023
PEO
Average for Other NEOs
EBITDA

PROPOSAL 3
Advisory Vote on the Compensation of Our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking that our stockholders approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table of this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. Stockholders also may, if they wish, abstain from casting a vote on this proposal.
In connection with this proposal, the Board of Directors encourages stockholders to review in detail the description of the compensation program for our named executive officers that is set forth in the Compensation Discussion and Analysis beginning on page 28, as well as the information contained in the compensation related tables and narrative discussion in this proxy statement.
As described in more detail in the Compensation Discussion and Analysis beginning on page 28, our overarching compensation philosophy is to pay for performance. This has been accomplished in a number of ways, including by structuring our program so that a significant portion of the ultimate amount of compensation earned by our named executive officers is earned through bonuses and an increase in the intrinsic value of equity grants. Further, our compensation program is designed to align the compensation of our named executive officers with the interests of our stockholders, and therefore provide material compensation in the form of long-term equity incentives that tie our named executive officers’ compensation directly to the performance of our stock.
Although the advisory vote is non-binding, the Board of Directors values stockholders’ opinions. The Compensation Committee will review the results of the vote and consistent with our record of stockholder responsiveness, the Compensation Committee will consider stockholders’ views and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders of Medpace Holdings, Inc. approve, on an advisory basis, the compensation paid to Medpace Holdings, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in Medpace Holdings, Inc.’s 2024 Proxy Statement.”
VOTE REQUIRED
The proposal to approve, on an advisory basis, the compensation of our named executive officers requires the affirmative vote of the holders of a majority in voting power of the shares present virtually or represented by proxy and entitled to vote on the proposal.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL 4
Amending the Certificate of Incorporation to Declassify the Board of Directors

Our Amended and Restated Certificate of Incorporation provides for three, staggered classes of directors, with each class elected for a three-year term and only one class elected each year. The Board has determined it is advisable and in the best interests of Medpace and its stockholders to amend our Amended and Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2027 annual meeting of stockholders. The Board recommends that stockholders approve the amendments to the Certificate of Incorporation described in this proposal (the "Certificate Amendment"), which are attached to this Proxy Statement as Appendix I.
The proposed Certificate Amendment will amend Article FIFTH of our Amended and Restated Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the 2025 annual meeting of stockholders, such that from and after the 2027 annual meeting of stockholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.
Pursuant to the Certificate Amendment, the phaseout of the classified Board commences with the 2025 annual meeting of stockholders, at which the Class III directors will be up for election, and each such director will be elected for a one-year term. At the 2026 annual meeting of stockholders, the Class I directors and the Class III directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2027 annual meeting of stockholders, the division of the Board into three classes will terminate, all directors will be up for election, and each director elected at the 2027 annual meeting of stockholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.
The Certificate Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2027 annual meeting of stockholders would serve the remainder of the term for the class to which they are elected.
Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Article FIFTH of our Amended and Restated Certificate of Incorporation provides that a director may be removed from office only for cause, and any such removal will require the affirmative vote of the stockholders representing at least 66-2/3% of the votes eligible to be cast in an election of directors. The proposed Certificate Amendment will amend such provision to provide that any director serving in a class of directors elected for a term expiring at the third annual meeting following the election of such class shall be removable only for cause, and all other Directors shall be removeable either with or without cause. The removal of a director, whether with or without cause, will continue to require the affirmative vote of the stockholders representing at least 66-2/3% of the votes eligible to be cast in an election of directors.
The Board considered factors that favor continuing with a classified board structure, as well as factors that favor adopting a declassified board structure. After weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend the Certificate of Incorporation to declassify the Board.
A classified board structure has a number of advantages. It allows a majority of the board to remain in place from year to year, which promotes continuity and stability and encourages the board to plan for

PROPOSAL 4 - AMENDING THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
long-term goals. Further, at any one time, approximately two-thirds of the elected board has experience with the business and operations of the company it manages.
The Board also recognizes that a classified board structure can be viewed as diminishing a board’s accountability to stockholders, because such structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders with a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified boards also face increased scrutiny from proxy advisory firms.
This description is only a summary of the Certificate Amendment and is qualified in its entirety by reference to, and should be read in conjunction with, the full text thereof, a copy of which is attached to this Proxy Statement as Appendix I.
If our stockholders approve the proposed Certificate Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Certificate Amendment, which will become effective upon filing and effectiveness. The Certificate Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. Our Board has also approved an amendment to our Amended and Restated Bylaws, contingent on the effectiveness of the Certificate Amendment, to remove the requirement set forth in Article II, Section 2.02 of the Amended and Restated Bylaws that our Board shall be divided into three classes of directors. The Board may abandon the Certificate Amendment without stockholder approval at any time before it becomes effective, even if the abandonment occurs after stockholder approval is obtained.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares entitled to vote on thereon.

The Board of Directors unanimously recommends a vote FOR this proposal to amend our Amended and Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2027 annual meeting.

DIRECTOR COMPENSATION
We adopted a Non-Employee Director Compensation Policy that became effective after the effectiveness of the Company’s initial public offering. This policy was revised as of October 25, 2018, and was revised further October 21, 2022. With the exception of certain provisions related to the RSU election process which were effective as of October 21, 2022, the revisions to the Non-Employee Director Compensation Policy made on October 21, 2022, became effective as of January 1, 2023. The revised Non-Employee Director Compensation Policy was filed as an exhibit to our Form 10-K for the year ended December 31, 2022.
Pursuant to the Non-Employee Director Compensation Policy that governed director compensation for the fiscal year ended December 31, 2023, each eligible non-employee director received an annual retainer with a value of $60,000 for service on the Board. The lead independent director received an additional annual retainer with a value of $25,000. Each Compensation Committee member, other than the Compensation Committee chairperson, received an additional annual retainer with a value of $7,500 and the Compensation Committee chairperson received an additional annual retainer with a value of $20,000. Each Audit Committee member, other than the Audit Committee chairperson, received an additional annual retainer with a value of $10,000 and the Audit Committee chairperson received an additional annual retainer with a value of $25,000. Directors who served on the Nominating and Governance Committee did not receive any additional compensation for their services on the Nominating and Governance Committee. Each annual retainer was paid quarterly in arrears. For the fiscal year ended December 31, 2023, Mr. Carley, Mr. Kraft and Mr. McCarthy elected to receive all annual retainers in the form of shares of restricted stock units.
On May 19, 2023, the date of our 2023 Annual Meeting of Stockholders, pursuant to the Non-Employee Director Compensation Policy that governed director compensation for the fiscal year ended December 31, 2023, each non-employee director was granted an award of an option to purchase the numbers of shares of Common Stock (at a per-share exercise price equal to the closing price per share of the Common Stock on the date of such annual meeting) that has a grant date fair value of $150,000. The terms of each such award are set forth in a written award agreement between each director and us.
All cash and equity awards granted under the Non-Employee Director Compensation Policy will be granted under, and subject to the limits of, the 2016 Incentive Plan.
Our directors who are employed by us or our subsidiaries do not receive any compensation except as limited to expense reimbursement.

2023 DIRECTOR COMPENSATION TABLE
The following table sets forth summary compensation information for our directors for the fiscal year ended December 31, 2023:

NAME	FEES EARNED OR PAID IN CASH ($)	FEES EARNED OR PAID IN RSUs (1)	OPTION AWARDS (2) (3) (4) ($)	TOTAL ($)
Brian T. Carley	$—	$84,983	$149,984	$234,967
Fred B. Davenport, Jr.	$115,000	$—	$149,984	$264,984
Femida H. Gwadry-Sridhar (5)	$57,500	$—	$200,865	$258,365
Ashley M. Keating	$60,000	$—	$149,984	$209,984
Robert O. Kraft	$—	$77,370	$149,984	$227,354
Cornelius P. McCarthy III	$—	$67,493	$149,984	$217,477
August J. Troendle (6)	$—	$—	$—	$—
(1)Pursuant to the Non-Employee Director Compensation Policy, for the fiscal year ended December 31, 2023, Mr. Carley, Mr. Kraft and Mr. McCarthy elected to receive all annual retainers in the form of shares of restricted stock units ("RSUs"). On December 9, 2022, Mr. Carley was granted 413 RSUs, Mr. Kraft was granted 376 RSUs, and Mr. McCarthy was granted 328 RSUs. Approximately 1/4 of the RSUs vest as compensation in arrears on the last day of each calendar quarter during the year in which the annual retainer(s) represented by the RSUs is earned. All RSUs have been valued based on the closing market price of the Company's common stock on the date of grant as quoted on the NASDAQ Global Select Market.
(2)All stock option awards granted to any directors have been valued based on the fair value of the option awards using the Black-Scholes-Merton option pricing model. We provide information regarding the assumptions used to calculate the value of all option awards made to directors in 2023 in our Annual Report on Form 10-K for 2023 under “Equity Awards – Valuation Assumptions”.
(3)The aggregate number of options outstanding for each director appears in the table that follows.
(4)In connection with our 2023 Annual Meeting, on May 19, 2023, pursuant to the Non-Employee Director Compensation Policy, Mr. Carley, Mr. Davenport, Dr. Gwadry-Sridhar, Ms. Keating, Mr. Kraft and Mr. McCarthy were each granted stock options under the 2016 Incentive Plan. The terms of the stock options provide for (i) an exercise price equal to $210.88 per share; (ii) vesting on the earlier of (a) the day immediately preceding the date of the first annual meeting of the Company following the date of the grant and (b) the first anniversary of the date of the grant; and (iii) expiration upon the seventh anniversary of the date of grant.
(5)In connection with Dr. Gwadry-Sridhar's election to the Board and pursuant to the Non-Employee Director Compensation Policy, on January 16, 2023, Dr. Gwadry-Sridhar was granted an equity award in the form of an option to purchase 573 shares of the Company’s common stock with a term of seven years and an exercise price equal to the closing price per share of the Company’s common stock on January 13, 2023, the last preceding trading day. The option vested on May 18, 2023. With respect to the amount in the option awards column for Dr. Gwadry-Sridhar, the amount includes both the January 16, 2023 option grant and the May 19, 2023 option grant that is described in more detail above in footnote 4.
(6)Mr. Troendle receives no cash or equity compensation for his service as a member of the board of directors.

DIRECTOR COMPENSATION
The following table shows the aggregate number of option awards outstanding on December 31, 2023 for each of our directors.

Name	Grant Date	Number of Securities Underlying Options (#)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Brian T. Carley	5/19/2017	13,782	13,782	—
	5/18/2018	8,127	8,127	—
	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	—	1,769
Fred B. Davenport, Jr.	8/13/2018	4,710	4,710	—
	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	—	1,769
Femida H. Gwadry-Sridhar	1/16/2023	573	573	—
	5/19/2023	1,769	—	1,769
Ashley M. Keating	5/17/2019	1,472	1,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	—	1,769
Robert O. Kraft	5/18/2018	8,127	8,127	—
	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	—	1,769
Cornelius P. McCarthy III	8/13/2018	4,710	4,710	—
	5/17/2019	6,472	6,472	—
	5/15/2020	3,858	3,858	—
	5/14/2021	1,822	1,822	—
	5/20/2022	1,903	1,903	—
	5/19/2023	1,769	—	1,769
August J. Troendle	3/1/2019	37,417	37,417	—
	5/2/2019	234,259	234,259	—
	2/28/2020	84,770	84,770	—
	4/27/2021	57,570	57,570	—
	2/15/2022	93,174	—	93,174

EQUITY COMPENSATION PLAN INFORMATION
The number of shares underlying outstanding stock options, the weighted-average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of December 31, 2023, are as follows:

PLAN	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B) (1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A)) (C) (2)
Equity compensation plans approved by security holders
2014 Equity Incentive Plan (3)	—	$—	—
2016 Incentive Award Plan	1,343,287	$100.75	2,262,805
Equity compensation plans not approved by security holders	—	—	—
Total	1,343,287	$100.75	2,262,805

(1)The Company has no outstanding options, warrants and rights that can be exercised for no consideration, except for the 829 stock appreciation rights included in column (A).
(2)Includes securities that may be issued as stock options, restricted shares and restricted stock units.
(3)As of our initial public offering, no further grants have been or will be made under the 2014 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management
COMMON STOCK
The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of March 21, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person or an entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 30,983,185 shares of Common Stock outstanding and entitled to vote as of March 21, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 21, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 5375 Medpace Way, Cincinnati, Ohio 45227. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE

5% or Greater Stockholders
Medpace Investors, LLC (1)	4,733,019	15.3%
BlackRock, Inc. (2)	2,417,994	7.8%
The Vanguard Group (3)	2,556,443	8.3%
Wasatch Advisors LP (4)	1,186,181	3.8%

Named Executive Officers
August J. Troendle (5)	6,046,852	19.2%
Kevin M. Brady (6)	18,000	*
Jesse J. Geiger (7)	78,304	*
Susan E. Burwig (8)	157,725	*
Stephen P. Ewald (9)	13,341	*

Non-Employee Directors
Brian T. Carley (10)	45,625	*
Fred B. Davenport, Jr. (11)	22,534	*
Femida H. Gwadry-Sridhar (12)	2,342	*
Ashley M. Keating (13)	9,102	*
Robert O. Kraft (14)	24,399	*
Cornelius P. McCarthy III (15)	20,925	*
All executive officers and directors as a group (11 persons) (16)	6,439,149	20.3%
*    Less than one percent.
(1)August J. Troendle, as the sole manager and controlling unit holder of Medpace Investors, LLC (“MPI”), has sole voting and investment control with respect to these shares.
(2)Based solely on information contained in a Schedule 13G amendment filed with the SEC on January 26, 2024 by BlackRock, Inc. reporting sole voting power of 2,345,720 shares, shared

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
voting power of 0 shares, sole dispositive power of 2,417,994 shares and shared dispositive power of 0 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(3)Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 13, 2024 by The Vanguard Group reporting sole voting power of 0 shares, shared voting power of 10,935 shares, sole dispositive power of 2,519,749 shares and shared dispositive power of 36,694 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)Based solely on information contained in a Schedule 13G amendment filed with the SEC on February 9, 2024 by Wasatch Advisors LP reporting sole voting power of 1,186,181 shares, shared voting power of 0 shares, sole dispositive power of 1,186,181 shares and shared dispositive power of 0 shares. The address for Wasatch Advisors LP is 505 Wakara Way, Salt Lake City, Utah 84108.
(5)Includes 806,643 shares of Common Stock held by August J. Troendle in a revocable trust, 4,733,019 shares of Common Stock directly held by MPI and 507,190 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024. Mr. Troendle, as the sole manager and controlling unit holder of MPI, has sole voting and investment control with respect to the shares held by MPI. Does not include 1,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(6)Includes 6,000 shares of Common Stock and 12,000 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024. Does not include 1,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(7)Includes 21,503 shares of Common Stock and 56,801 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024. Does not include 1,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(8)Includes 15,181 shares of Common Stock and 142,544 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024. Does not include 1,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(9)Represents 13,341 shares of Common Stock. Does not include 1,000 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(10)Includes 21,595 shares of Common Stock, 23,951 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024, and 79 restricted stock units which will vest within 60 days of March 21, 2024. Does not include 234 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(11)Includes 2,000 shares of Common Stock owned by a trust for the benefit of Mr. Davenport and 20,534 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024.
(12)Represents shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(13)Includes 250 shares of Common Stock and 8,852 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024.
(14)Includes 376 shares of Common Stock, 23,951 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024, and 72 restricted stock units which will vest within 60 days of March 21, 2024. Does not include 214 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(15)Includes 5,038 shares of Common Stock, 15,824 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024, and 63 restricted stock units which will vest within 60 days of March 21, 2024. Does not include 186 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.
(16)Includes 4,733,019 shares of Common Stock directly held by MPI. Mr. Troendle, as the sole manager and controlling unit holder of MPI, has sole voting and investment control with respect to the shares held by MPI. Includes 891,927 shares of Common Stock, 214 restricted stock units which will vest within 60 days of March 21, 2024, and 813,989 shares of Common Stock which may be acquired upon the exercise of stock options which have vested or will vest within 60 days of March 21, 2024. Does not include 5,634 unvested restricted stock units that do not have voting rights and will not vest within 60 days of March 21, 2024.

Certain Relationships
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest, which may include, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party.
Under the policy, management is required to present to the Audit Committee each proposed related party transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. If advance Audit Committee approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. Any related party transaction must be approved or ratified by the Audit Committee in order to be consummated or continue, as applicable. Management is responsible for updating the Committee as to any material changes to any approved or ratified related party transaction and for providing a status report at least annually of all current related party transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related party transaction for which he or she is a related party.
In this section the term “Advanced billings” represents cash received from customers, or billed amounts per an agreed upon payment schedule, in advance of services being performed or revenue being recognized.
In this section the term “Accounts receivable and unbilled, net” means:
Accounts receivable represent amounts due from the Company’s customers who are concentrated primarily in the pharmaceutical, biotechnology, and medical device industries. Unbilled services represent revenue recognized to date that is currently not billable to the customer pursuant to contractual terms. In general, amounts become billable upon the achievement of negotiated contractual events or in accordance with predetermined payment schedules. Amounts classified to unbilled services are those billable to customers within one year from the respective balance sheet date.
The Company grants credit terms to its customers prior to signing a service contract and monitors the creditworthiness of its customers on an ongoing basis. The Company maintains an allowance for doubtful accounts based on specific identification of accounts receivable that are at risk of not being collected. Uncollectible accounts receivable are written off only after all reasonable collection efforts have been exhausted. Moreover, in some cases the Company requires advance payment from its customers for a portion of the study contract price upon the signing of a service contract. These advance payments are deferred and recognized as revenue as services are performed.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock.
REGISTRATION RIGHTS AGREEMENT
In connection with our IPO, we entered into a Registration Rights Agreement with Mr. Troendle and other holders of Company common stock who have since sold all of their shares and are no longer parties to the Registration Rights Agreement. Pursuant to this Registration Rights Agreement, on February 14, 2023

CERTAIN RELATIONSHIPS
we filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) covering an indeterminate amount of securities for a primary offering by us and an aggregate of 7,289,662 shares of common stock for a secondary offering by Medpace Investors, LLC and Mr. Troendle. The Company is responsible for the payment of certain fees and expenses related to the filing of the registration statement and related offerings of securities.
LIB THERAPEUTICS, LLC AND SUBSIDIARIES (“LIB”)
Certain executives and employees of the Company, including our Chief Executive Officer, are members of LIB’s board of managers and/or have equity investments in LIB. The Company entered into a Master Services Agreement dated November 24, 2015, with LIB, a company that engages in research, development, marketing and commercialization of pharmaceutical drugs. Subsequently, the Company and LIB have entered into several task orders for the Company to perform clinical trial related services. The Company recognized total revenue from LIB of $43.7 million during the year ended December 31, 2023 in the Company’s consolidated statement of operations. As of December 31, 2023, the Company had, from LIB, Advanced billings of $7.6 million in the consolidated balance sheets. In addition, the Company had Accounts receivable and unbilled, net from LIB of $0.5 million in the consolidated balance sheets at December 31, 2023.
CINRX PHARMA, SUBSIDIARIES AND AFFILIATES (“CINRX”)
Certain executives and employees of the Company, including our Chief Executive Officer, are members of CinRx’s board of managers and/or have equity investments in CinRx, a biotech company. The Company and CinRx have entered into several task orders for the Company to perform clinical trial related services. During the year ended December 31, 2023, the Company recognized total revenue from CinRx of $15.8 million in the Company’s consolidated statements of operations. As of December 31, 2023, the Company had Advanced billings from CinRx of $2.5 million in the consolidated balance sheets. As of December 31, 2023, the Company had Accounts receivable and unbilled, net from CinRx of $1.9 million in the consolidated balance sheets.
THE SUMMIT HOTEL (“THE SUMMIT HOTEL”)
The Summit Hotel, located on the Medpace campus, is owned by our Chief Executive Officer. Medpace incurs travel lodging and meeting expenses at The Summit Hotel. During the year ended December 31, 2023, Medpace incurred expenses of $0.4 million at The Summit Hotel.
MEDPACE INVESTORS, LLC (“MEDPACE INVESTORS”)
Medpace Investors is a noncontrolling stockholder and related party of the Company. Medpace Investors is owned and managed by employees of the Company. Our Chief Executive Officer is also the manager and majority unit holder of Medpace Investors and our other executive officers and certain other employees are unit holders of Medpace Investors. As of December 31, 2023, upon a distribution of our Common Stock held by Medpace Investors, our Chief Executive Officer would receive approximately 85.6% of such shares.
LEASED REAL ESTATE
The Company has entered into operating leases for its corporate headquarters and a storage space facility with an entity that is wholly owned by our Chief Executive Officer. The lease for headquarters was for an initial term of twelve years through November 2022 with a renewal option for one 10-year term at prevailing market rates. The Company entered into short-term extensions through January 2023. The lease was renewed in the first quarter of fiscal year 2023 for a term of ten years through December 2032 with a renewal option for one 10-year term at prevailing market rates. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the properties. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2023 was $2.6 million.

CERTAIN RELATIONSHIPS
In 2018, Medpace, Inc. entered into a multi-year lease agreement governing future occupancy of additional office space in Cincinnati, Ohio, with an entity that is wholly owned by our Chief Executive Officer and certain members of his immediate family. The Company began to occupy the premises in the second quarter of fiscal year 2020. The lease expires in 2040 and the Company has two 10-year options to extend the term of the lease. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the property. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2023 was $5.7 million.
The Company entered into two multi-year lease agreements governing the occupancy of space of two buildings in Cincinnati, Ohio, with an entity that is wholly owned by our Chief Executive Officer and certain members of his immediate family. The Company assumed occupancy in 2012 and the leases expire in 2027 with the Company having one 10-year option to extend the lease term. The Company pays rent, taxes, insurance, and maintenance expenses that arise from the use of the property. Annual base rent for the corporate headquarters allows for adjustments to the rental rate annually for increases in the consumer price index. Operating lease cost recognized for the year ended December 31, 2023 was $3.6 million.
TRAVEL SERVICES
The Company incurs expenses for travel services for company executives provided by a private aviation charter company which is controlled by our Chief Executive Officer (“private aviation charter”). The Company may contract directly with the private aviation charter for the use of its aircraft or indirectly through a third party aircraft management and jet charter company (the “Aircraft Management Company”). The travel services provided are primarily for business purposes, with certain personal travel paid for as part of the executives’ compensation arrangements. The Aircraft Management Company also makes the private aviation charter's aircraft available to third parties. The Company incurred travel expenses of $2.0 million during the year ended December 31, 2023. As of December 31, 2023, the Company had Accounts payable to the Aircraft Management Company of $0.4 million in the consolidated balance sheets. For more information, see “Aircraft Usage” on page 36.
EMPLOYMENT AGREEMENT
We currently have an employment agreement with our Chief Executive Officer and founder, August J. Troendle. For more information, see “NEO Employment Agreement”.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2023.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2023, Fred B. Davenport, Jr., Robert O. Kraft, and Cornelius P. McCarthy III served as members of our Compensation Committee. No current member of our Compensation Committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2023.

Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 5375 Medpace Way, Cincinnati, Ohio 45227 in writing not later than December 4, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on January 17, 2025 and no later than the close of business on February 16, 2025.
The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 17, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies for the 2025 Annual Meeting of Stockholders in support of director nominees other than Medpace's nominees must provide notice to Medpace that sets forth the information required by Exchange Act Rule 14a-19 not later than February 16, 2025.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Medpace’s Annual Report on Form 10-K
A copy of Medpace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 21, 2024 without charge upon written request addressed to:
Medpace Holdings, Inc.
Attention: Corporate Secretary
5375 Medpace Way
Cincinnati, Ohio 45227
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2023 at www.medpace.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Stephen P. Ewald,
General Counsel and Corporate Secretary
Cincinnati, Ohio
April 3, 2024

Appendix I - Proposed Amendments to Medpace Holdings, Inc.'s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors

Set forth below is the text of the amendments to the Company's Amended and Restated Certificate of Incorporation proposed by Proposal 4. Proposed additions are indicated by underlining, and proposed deletions are indicated by strike-outs.

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MEDPACE HOLDINGS, INC.

* * * * *

Medpace Holdings, Inc., a Delaware corporation (the “Corporation”) hereby certifies that:

1. Paragraph C of Article FIFTH of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended in its entirety to read as follows:

C.Classification. The Board of Directors (other than those Directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH of this Amended and Restated Certificate of Incorporation (the “Preferred Stock Directors”)) shall be divided into three classes, ~~as nearly equal in number as possible, designated Class I, Class II and Class III. Class I Directors shall initially serve until the first~~ with the terms of the classes elected at the annual meetings of stockholders held in 2022, 2023 and 2024, respectively, expiring at the third annual meeting of stockholders ~~following the original effectiveness of this Amended and Restated Certificate of Incorporation; Class II Directors shall initially serve until the second annual meeting of stockholders following the original effectiveness of this Amended and Restated Certificate of Incorporation; and Class III Directors shall initially serve until the third annual meeting of stockholders following the original effectiveness of this Amended and Restated Certificate of Incorporation. Commencing with the first annual meeting of stockholders following the original effectiveness of this Amended and Restated Certificate of Incorporation, Directors of each class the term of which shall then expire shall~~ held after the election of such classes, provided that the division of the directors into classes shall terminate at the annual meeting of stockholders held in 2027. Any Director elected by stockholders at or before the 2024 annual meeting of stockholders will be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. ~~In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equal as possible. The Board of Directors is authorized to assign members of the Board of Directors already in office as of the date hereof to Class I, Class II or Class III such that such Directors shall be divided into such three classes as nearly equal in number as possible.~~ Each Director (other than Preferred Stock Directors) elected by stockholders at an annual meeting held after the 2024 annual meeting of stockholders will be elected to hold office for a term expiring at the next annual meeting of stockholders and until the election and qualification of their respective successors in office.

2. Paragraph D of Article FIFTH of the Certificate is hereby amended in its entirety to read as follows:

D.Vacancies and Newly Created Directorships. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office and entitled to vote thereon, even though less than a quorum or by a sole remaining Director entitled to vote thereon, and not by the stockholders of the Corporation. ~~Any~~ Prior to the date of the 2027 annual meeting of stockholders, any Director so chosen

APPENDIX I - PROPOSED AMENDMENTS TO MEDPACE HOLDINGS, INC.'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified. ~~Any such Directors shall be apportioned among Class I, Class II and Class III as nearly equal as possible.~~ From and after the date of the 2027 annual meeting of stockholders, any Director appointed or elected in accordance with the preceding sentences of this Section D of Article Fifth will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

3. Paragraph E of Article FIFTH of the Certificate is hereby amended in its entirety to read as follows:

E.Removal. Any Director serving in a class of directors elected for a term expiring at the third annual meeting following the election of such class shall be removable only for cause, and all other Directors shall be removable either with or without cause. Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article FOURTH of this Amended and Restated Certificate of Incorporation, any Director, or the entire Board of Directors, may be removed from office at ~~any time, but only for cause, at~~ a meeting called for that purpose, and any such removal will require the affirmative vote of the stockholders of the Corporation representing at least 66- 2⁄3% of the votes eligible to be cast in an election of Directors.

4. The foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

APPENDIX I - PROPOSED AMENDMENTS TO MEDPACE HOLDINGS, INC.'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

IN WITNESS WHEREOF, Medpace Holdings, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer on the date set forth below.

MEDPACE HOLDINGS, INC.

By: ________________
[Name]
[Title]

DATED: ________________

MEDPACE

MEDPACE HOLDINGS, INC.
5375 MEDPACE WAY
CINCINNATI, OHIO 45227

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MEDP2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32427-P05741

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD SHOULD BE SIGNED AND DATED.

MEDPACE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Fred B. Davenport, Jr.
02) Cornelius P. McCarthy III

The Board of Directors recommends you vote FOR the following proposals:

NOTE: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE TWO NOMINATED DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024; (3) FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR THE 2024 ANNUAL MEETING; AND (4) TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO BEGIN PHASING OUT THE COMPANY'S CLASSIFIED BOARD OF DIRECTORS SO THAT DIRECTORS UP FOR ELECTION AT AND AFTER THE 2025 ANNUAL MEETING OF STOCKHOLDERS WILL BE ELECTED ANNUALLY.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company or partnership name by authorized officer or person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V32428-P05741

MEDPACE HOLDINGS, INC.
Annual Meeting of Stockholders
May 17, 2024 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Medpace Holdings, Inc. (the "Company"), revoking all proxies heretofore given, hereby appoint(s) Jesse J. Geiger and Stephen P. Ewald, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on May 17, 2024, at www.virtualshareholdermeeting.com/MEDP2024, and any continuation, postponement or adjournment thereof.

Each of such proxies are individually authorized to vote in their discretion (x) for the election of any substitute nominee if any nominee named herein becomes unable to serve or for good cause will not serve and (y) on such other business as may properly be brought before the meeting or any continuation, postponement or adjournment thereof by or at the direction of the Board of Directors of the Company.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side